                                         Exhibit 2.7
SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This Senior Secured Convertible Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of April 18, 2023, by and between Gravitas Education Holdings, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), Best Assistant Education Online Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Best Assistant”) solely for the purpose of Section 9.6 hereof, and the purchaser listed on Exhibit A attached to this Agreement (the “Purchaser” and, together with the Company, the “Parties”).
RECITALS
WHEREAS, Purchaser desires to purchase from the Company and the Company desires to issue a senior secured convertible promissory note in substantially the form attached to this Agreement as Exhibit B, in the original principal amount set forth on Exhibit A hereto (the “Note”), which shall be convertible on the terms stated therein into the Company’s ADSs, indirectly through the conversion into Ordinary Shares (as defined below) (the ADSs issued or issuable upon conversion of the Note into the Underlying Shares (as defined below) and delivery of those Underlying Shares to the Depositary are referred to herein as the “Conversion ADSs” and, together with the Note, the “Securities”). As used herein, “Ordinary Shares” means the ordinary shares, par value US$0.001 per share, of the Company, the rights and privileges of which are as set forth in the Company A&R MAA, “ADS” means an American Depositary Share representing twenty such Ordinary Share, “ADR” means an American Depositary Receipt evidencing the ADSs and “Underlying Shares” means the Ordinary Shares underlying the ADSs.
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, on the one hand, and Rainbow Companion, Inc. (the “Divestiture Purchaser”), on the other hand, are entering into that certain share purchase agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Divestiture Agreement”), dated as of the date hereof, pursuant to which the Divestiture Purchaser will purchase from the Company, and the Company will sell to the Divestiture Purchaser, the Company’s education businesses in PRC (the “Divested Business”; and such purchase and sale, the “Divestiture”) pursuant to the terms thereof.
NOW THEREFORE, on and subject to the terms hereof, the Parties hereto agree as follows:
ARTICLE I DEFINED TERMS
The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the respective meanings specified in this Article I. The terms defined in this Article I include the plural as well as the singular.

167606.01D-BEISR01A - MSW sf-5453963

“ADR” shall have the meaning specified in the recitals. “ADS” shall have the meaning specified in the recitals.
“Affiliated Entity” shall have the meaning specified in Section 4.2.
“Agency Agreement” means the Agency Agreement between the Company and Wilmington Savings Fund Society, FSB, as Agent, to be mutually agreed to by the Company and the Agent reasonably and in good faith, as may be amended, restated, supplemented or otherwise modified from time to time.
“Agreement” shall have the meaning specified in the preamble.
“Anti-Corruption Laws” shall have the meaning specified in Section 4.18.
“Anti-Money Laundering Laws” shall have the meaning specified in Section 4.20. “Best Assistant” shall have the meaning specified in the preamble.
“BOA” means Bank of America N.A.
“BOA Consent” means the consent from BOA with respect to the Guaranty and Share Charge Agreement pursuant to the term of the BOA Loan Agreements.
“Bond Documents” means this Agreement, the Note, Agency Agreement, the Guaranty, the Registration Rights Agreement and the Share Charge Agreement.
“Cayman Companies Act” means the Companies Act (as revised) of the Cayman Islands.
“CB Restructuring Documents” means Deed of Amendment, Conditional Waiver and Redemption entered into by Best Assistant, NetDragon, Nurture Education (Cayman) Limited and certain parties thereto on April 18, 2023 and all the agreements, documents, instruments and certificates entered into in connection therewith and any and all exhibits and schedules thereto.
“Chargor” means eLMTree, as “Chargor” pursuant to the Share Charge Agreement. “Closing” shall have the meaning specified in Section 2.3.
“Closing Date” shall have the meaning specified in Section 2.3. “Company” shall have the meaning specified in the preamble.
“Company A&R MAA” shall have the meaning of “GEHI A&R MAA” as specified in the Merger Agreement.
“Company Disclosure Letter” shall have the meaning specified in Section 4.

2

167606.01D-BEISR01A - MSW sf-5453963

“Company’s Knowledge” or “Knowledge of the Company” shall have the meaning specified in Section 4.11.
“Company Reports” shall have the meaning specified in Section 4.1. “Conversion ADSs” shall have the meaning specified in the recitals. “Depositary” means Citibank, N.A., as depositary under the Deposit Agreement.
“Deposit Agreement” means the Deposit Agreement dated as of September 26, 2017 among the Company, Citibank, N.A., as depositary, and the owners and holders from time to time of the ADSs issued thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Divested Business” shall have the meaning specified in the recitals. “Divestiture” shall have the meaning specified in the recitals. “Divestiture Agreement” shall have the meaning specified in the recitals. “Divestiture Purchasers” shall have the meaning specified in the recitals.
“Divested Subsidiaries” means, collectively, Precious Companion Group Limited, a limited company incorporated in Hong Kong, and the Business Subsidiaries (as defined in the Divestiture Agreement).
“eLMTree” shall the meaning given to it in the Merger Agreement.
“BOA Loan Agreements” shall mean the Loan and Security Agreement dated as of June 25, 2018 by and among Promethean, Promethean Inc., Promethean Limited and BOA (including all annexes, exhibits and schedules thereto and documents referenced therein), as from time to time amended, restated, supplemented or otherwise modified.
“Enforceability Exceptions” shall have the meaning specified in Section 3.2.
“Existing Bonds” means the secured convertible and exchangeable redeemable bonds issued by Best Assistant to Purchaser on March 9, 2020.
“Evaluation Date” shall have the meaning specified in Section 4.21.
“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended. “Guarantor” or “Promethean” means Promethean World Limited.
“Guaranty” means the guaranty made by Guarantor in favor of the Purchaser and in the form attached as Exhibit D, as may be amended, restated, supplemented or otherwise modified from time to time.

3

167606.01D-BEISR01A - MSW sf-5453963

“Intellectual Property Rights” shall have the meaning specified in Section 4.17. “Issue Price” shall have the meaning specified in Section 2.1.
“Material Adverse Effect” shall have the meaning specified in Section 4.2.
“Material Contract” shall have the meaning of “GEHI Material Contract” as specified in the Merger Agreement.
“Material Permits” shall have the meaning specified in Section 4.12.
“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of April 18, 2023, by and among the Company, Bright Sunlight Limited, NetDragon, Best Assistant and certain parties thereto, as may be amended, restated, supplemented or otherwise modified from time to time.
“NetDragon” means NetDragon Websoft Holdings Limited. “Note” shall have the meaning specified in the recitals. “OFAC” shall have the meaning specified in Section 4.19.
“Ordinary Shares” shall have the meaning specified in the recitals. “Parties” shall have the meaning specified in the recitals. “Person” shall have the meaning specified in Section 4.19.
“PRC” shall have the meaning given to it in the Merger Agreement. “Purchase” shall have the meaning specified in Section 2.3. “Purchaser” shall have the meaning specified in the preamble. “Reference Date” shall mean January 1, 2020.
“Regulation D” shall have the meaning specified in Section 3.3.
“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into by and between the Company and the Purchaser, to be mutually agreed to by the Company and the Purchaser reasonably and in good faith, as may be amended, restated, supplemented or otherwise modified from time to time.
“Sanctions” shall have the meaning specified in Section 4.19. “SEC” shall have the meaning specified in Section 3.7.

4

167606.01D-BEISR01A - MSW sf-5453963

“Securities” shall have the meaning specified in the recitals. “Securities Act” shall have the meaning specified in Section 3.3.
“Share Charge Agreement” means the share charge agreement between eLMTee and Wilmington Savings Fund Society, FSB in respect of a charge over shares in Promethean in the form attached hereto as Exhibit C, as may be amended, restated, supplemented or otherwise modified from time to time.
“Share Incentive Plans” means the 2009 Share Incentive Plan and 2017 Share Incentive Plan both adopted by the Company.
“Subsidiary” shall mean, with respect to any Person, any other Person of which: (a) if a corporation, a majority of the total voting power of shares of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof. For the avoidance of doubt, the Company’s Subsidiaries shall not include any Divested Subsidiaries.
“Third-Party Expenses” shall have the meaning specified in Section 9.6. “Underlying Shares” shall have the meaning specified in the recitals. “U.S. GAAP” shall have the meaning specified in Section 4.9.
ARTICLE II ISSUANCE OF NOTE
Section 2.1 Issuance of Note. Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Company agrees to issue the Note, and Purchaser agrees to purchase a Note with the principal amount set forth opposite Purchaser’s name on Exhibit A at the issue price of 100% of the principal amount of such Note (the “Issue Price”).
Section 2.2 Interest Applicable. Interest shall accrue and be payable on the principal amount of the Note on the terms set forth in the form of Convertible Promissory Note attached hereto as Exhibit B.
Section 2.3 Closing. Subject to the satisfaction or waiver of all closing conditions specified in Sections 6.1 and 6.2, the closing (the “Closing”) of the issuance and subscription of the Note (the “Purchase”) shall occur on a date on which closing of the transactions

5

167606.01D-BEISR01A - MSW sf-5453963

contemplated under the Merger Agreement occur (the “Closing Date”). At the Closing, (i) the Purchaser shall

6

167606.01D-BEISR01A - MSW sf-5453963

deliver or cause to be delivered to the Company the Issue Price to the bank account of the Company designated by the Company in writing, and (ii) the Company shall issue to the Purchaser the Note.
Section 2.4 Maturity, Payment and Conversion. The provisions pertaining to maturity, payment, conversion and acceleration of the Note are set forth in the form of Note attached hereto as Exhibit B.
Section 2.5 Subordination. The Note and the interest accrued under the Note are senior secured obligations of the Company and will rank pari passu in right of payment with all other senior and unsubordinated obligations of the Company. The Notes will at all times rank pari passu without any preference among themselves.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
Purchaser hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such representations and warranties shall survive the Closing.
Section 3.1 Power and Authorization. Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute this Agreement, to perform its obligations hereunder, and to consummate the Purchase.
Section 3.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”). The execution and the delivery of this Agreement and consummation of the Purchase (including execution of each Bond Document) will not violate, conflict with, or result in a breach of or default under (i) Purchaser’s organizational documents, (ii) any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its assets are bound or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to Purchaser.
Section 3.3 Investor Status. Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Securities are being offered and sold pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act.
Section 3.4 No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Purchaser of its obligations under this Agreement or any other Bond Document.

7

167606.01D-BEISR01A - MSW sf-5453963

Section 3.5 Restricted Note and Shares. Purchaser (a) acknowledges that (i) the Notes and any Conversion ADSs issued pursuant to the Bond Documents have not been registered under the Securities Act or any United States state securities laws, (ii) the Notes and, subject to the conversion of the Notes into Underlying Shares to be delivered to the Depositary, the Conversion ADSs are being offered and sold in reliance upon exemptions provided in the Securities Act and such state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state securities laws or unless an exemption from such registration and qualification is available and (iii) the Notes and Conversion ADSs are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act; and (b) is purchasing the Note and Conversion ADSs for investment purposes only for the account of Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Note or Conversion ADSs in a manner that would violate the registration requirements of the Securities Act. Purchaser is able to bear the economic risk of holding the Notes and Conversion ADSs for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Note and Conversion ADSs.
Section 3.6 Legends. Purchaser understands and agrees that any certificates, book-entry notations or ADRs representing the Notes and Conversion ADSs shall bear the restrictive legend set forth in the form of Note attached hereto as Exhibit B or in Section 7.2 below, respectively.
Section 3.7 Adequate Information; No Reliance. Purchaser acknowledges and agrees that (a) Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the Purchase and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions, (b) Purchaser has sufficient knowledge and expertise to make an investment decision with respect to the transactions contemplated hereby and is able to bear the economic risks of an investment in the Securities, (c) Purchaser has had a full opportunity to speak directly with directors and officers of the Company and to ask questions of the Company and such directors and officers of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Purchase, and to obtain such additional information as it deems necessary to verify the accuracy of the information furnished to it and has asked such questions, received such answers and obtained such information as it deems necessary, (d) Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Purchase and to make an informed investment decision with respect to the Purchase and (e) Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of the Company’s directors, officers, affiliates or representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties made by the Company in this Agreement.

8

167606.01D-BEISR01A - MSW sf-5453963

Section 3.8 No Public Market. Purchaser understands that no public market exists for the Notes, and that there is no assurance that a public market will ever develop for the Notes.
Section 3.9 No General Solicitation or Advertising. The offer to enter into the Purchase was directly communicated to Purchaser, and Purchaser was able to ask questions and receive answers concerning the terms of this transaction. At no time was Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.
Section 3.10 Brokers’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on Purchaser’s behalf who would be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as: (i) set forth in the letter dated as of the date of this Agreement and delivered by the Company to the Purchaser on or prior to the date of this Agreement (the “Company Disclosure Letter”); (ii) as disclosed in the Company Reports filed or furnished with the SEC (and publicly available) prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Company Reports), excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements (it being acknowledged that nothing disclosed in such a Company Report will be deemed to modify or qualify the representations and warranties set forth in Section 4.2, and Section 4.6), (iii) contemplated under the Divestiture and in accordance with the Divestiture Agreement, or (iv) the transactions contemplated by the Merger Agreement and in accordance therewith, the Company hereby makes the following representations and warranties on the date hereof and at the Closing (or if a specific date is indicated in any such statement, as of such specified date), to Purchaser, and all such representations and warranties shall survive the Closing. Notwithstanding anything to the contrary contained in this Agreement, Purchaser agrees that no representation or warranty of the Company in this Agreement or in any other Bond Documents shall be deemed to be untrue or incorrect, and the Company shall not be deemed to be in breach thereof, if Purchaser (limited to Mr. Gang Chen, who is a director of the Company and Mr. Cen Shi) had actual or constructive knowledge on the date hereof or the Closing Date (or if a specific date is indicated in any such statement, as of such specified date), as applicable, of any such undisclosed matter or that any such representation or warranty was untrue or incorrect.
Section 4.1 Exchange Act Filings. The Company has filed or furnished, as applicable, on a timely basis (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all forms, reports, schedules, statements and other documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or

9

167606.01D-BEISR01A - MSW sf-5453963

the Securities Act since the Reference Date to the date of this Agreement (the “Company Reports”). The Company Reports, as of their respective filing dates and except to the extent corrected by a subsequent Company Report as the case may be, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and none of the Company Reports contained, when filed or furnished, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading in any material respect; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when filed or furnished with the SEC, as the case may be, will comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, the Sarbanes-Oxley Act and the applicable rules and regulations thereunder and will not, when filed or furnished, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading in any material respect.
Section 4.2 Due Incorporation. Each of the Company and its Subsidiaries (each an “Affiliated Entity”) has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or organization. Except as disclosed in the Company Reports, each of the Affiliated Entities is duly qualified to do business in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. “Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect, that has had and would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the condition (financial or otherwise), results of operations, assets or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or the Note or to consummate any transactions contemplated hereby or thereby; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Material Adverse Effect pursuant to clause (i) has occurred: (a) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (b) earthquakes, hurricanes, tornados, pandemics (including COVID-19 or any COVID-19 Measures) or other natural or man-made disasters; (c) changes attributable to the public announcement, performance or pendency of the transactions contemplated by this Agreement, the Bond Documents or the Merger Agreement (including the impact thereof on relationships with customers, suppliers or employees); (d) changes or proposed changes in applicable laws, regulations or interpretations thereof or decisions by courts or governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign after the date of this Agreement; (e) changes in applicable accounting principles of the Company (or any interpretation thereof) after the date of this Agreement; (f) general economic, regulatory or tax

10

167606.01D-BEISR01A - MSW sf-5453963

conditions, including changes in the credit, debt, securities or financial markets (including changes in interest or exchange rates) after the date of this Agreement; (g) events or conditions generally affecting the industries and markets in which the Company and its Subsidiaries operate; (h) any failure to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (h) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a Material Adverse Effect; or (i) any actions (A) required to be taken, or required not to be taken, pursuant to the terms of this Agreement or (B) taken with the prior written consent of or at the prior written request of the Purchaser; provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (a), (b), (d), (e), (f) or (g) above disproportionately and adversely affect the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which the Company and its Subsidiaries conduct their respective operations, then such incremental disproportionate impact may be taken into account (unless otherwise excluded) in determining whether a Material Adverse Effect has occurred.
Section 4.3 Subsidiaries. Except to the extent set forth in the Company Reports or the Section 4.3 of Company Disclosure Letter, all issued and outstanding shares of capital stock, limited liability company interests and equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are duly paid to the extent that is required by their applicable charter documents and nonassessable (in each case, to the extent that such concepts are applicable) and are owned by the Company directly or indirectly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.
Section 4.4 Due Authorization. The Company has the requisite right, power and authority to enter into this Agreement and each other Bond Document and to perform and discharge its obligations hereunder and thereunder; and this Agreement and each other Bond Document, and the performance by the Company of its obligations hereunder and thereunder, have been duly authorized. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Bond Documents, when executed and delivered by the Company and the Purchaser will constitute valid and binding obligations of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
Section 4.5 The Notes and the Conversion ADSs. The Note has been duly authorized and, when issued and delivered upon sale, will have been duly executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of the Company. The Ordinary Shares to be issued by the Company upon conversion in whole or in part of the Notes have been duly authorized for issuance. Upon subscription by each holder of the Notes for the number of Ordinary Shares issuable in connection with the conversion in whole or in part of such Notes, such Ordinary Shares shall, subject to the terms of the Notes, constitute Underlying Shares to be deposited with the Depositary for the issuance of Conversion ADSs in the form of ADRs. When issued in accordance with the terms of the Notes, such Conversion ADSs evidenced by such ADRs, and the Underlying Shares, will be validly issued, fully paid and nonassessable and free of any

11

167606.01D-BEISR01A - MSW sf-5453963

preemptive or similar rights, and the Purchaser will be entitled to the rights specified respectively therein and in the Deposit Agreement (as defined below); no preemptive right, resale right, right of first refusal or similar rights exist with respect to any of the Ordinary Shares in the form of the Conversion ADSs and the issuance thereof will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the Cayman Islands or any agreement or other instrument to which the Company is a party, except for restrictions under all U.S. federal and state securities laws and the securities laws of any other applicable jurisdiction. Each Note and all Conversion ADSs will be issued in compliance with all U.S. federal and state securities laws and the securities laws of any other applicable jurisdiction.
Section 4.6 Capitalization. Schedule 4.6 of the Company Disclosure Letter sets forth, as of the date thereof, (i) the authorized share capital of the Company, and (ii) the number, class and series of Company’s shares issued and outstanding. As of the Closing Date, all of the issued and outstanding shares of the Company shall have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable securities laws and were not subject to or issued in violation of any preemptive rights created by the Cayman Companies Act, the Company’s organizational documents or any agreement to which the Company is a party. Except as set forth in the Company Reports and Section 4.6 of the Company Disclosure Letter, the share incentive awards that may be issued from time to time under the Company’s Share Incentive Plans and the issuance of the Merger Consideration (as defined in the Merger Agreement) as contemplated by the Merger Agreement, the Company has no shares reserved for issuance, with the exception of the shares authorized for issuance in connection with the Notes to be issued pursuant hereto. Except as set forth above or pursuant to this Agreement, the Company does not have any outstanding options to purchase, or any rights or warrants to subscribe for, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of the Company or any such warrants, convertible securities or obligations.
Section 4.7 No Default, Termination or Lien. Except to the extent set forth in Section
4.7 of Company Disclosure Letter, and subject to BOA Consent, the execution, delivery and performance of this Agreement and each other Bond Document by the Company, the issuance and delivery of the Notes by the Company, the issuance and delivery of all Conversion ADSs in accordance with the terms of the Note, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement and each other Bond Document, (i) will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any its Subsidiary pursuant to any Material Contracts, except (a) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole or (b) that the enforcement of the share charge under the Share Charge Agreement that causes a change of control of Promethean would constitute an event of default under the BOA Loan Agreements, (ii) nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or

12

167606.01D-BEISR01A - MSW sf-5453963

governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.
Section 4.8 No Consents. Except to the extent set forth in Section 4.8 of Company Disclosure Letter and except for the BOA Consent, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or any other Bond Document, except such as may be required by the federal and state securities laws of the United States and the New York Stock Exchange in connection with the offer and issuance of the Notes.
Section 4.9 Financial Statements. The financial statements and notes of the Company included in the Company Reports fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, and were prepared in accordance with the United States Generally Accepted Accounting Principles (“U.S. GAAP”) applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Company Reports, and complied in all material respects with applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder, as applicable.
Section 4.10 No Material Adverse Change. Except as disclosed in Company Reports or Section 4.10 of the Company Disclosure Letter and except as contemplated by this Agreement, the Divestiture Agreement and the Merger Agreement, since December 31, 2022, there has not been any Material Adverse Effect.
Section 4.11 Legal Proceedings. Except as accurately described in all material respects in the Company Reports, Section 4.11 of the Company Disclosure Letter, or otherwise would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no legal or governmental proceedings, actions, suits or claims (i) pending or, to the Company’s Knowledge, threatened in writing, against the Company or any of its Subsidiaries or any of its properties or assets, or any of the directors or officers of the Company or any of its Subsidiaries with regard to their actions as such, or (ii) that are required to be described in the Company Reports and are not so described. For purposes of this Agreement, the “Company’s Knowledge” or “Knowledge of the Company” means the actual knowledge or awareness as to a specified fact or event of the individuals listed on Schedule 4.11 of the Company Disclosure Letter.
Section 4.12 Regulatory Permits. Each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except (i) where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval or such written notice, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) except as disclosed in the Company Reports, neither the Company nor any of its Subsidiaries has

13

167606.01D-BEISR01A - MSW sf-5453963

received any written notice of proceedings from the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations that has issued any such Material Permit relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports).
Section 4.13 Material Contracts. Neither the Company nor any of its Subsidiaries is in material default under, or in material violation of, nor has received written notice of termination or default under any Material Contract.
Section 4.14 Title to Property. Neither the Company nor its Subsidiaries currently own any real property; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, subject to (i) Enforceability Exceptions, (ii) such exceptions as are not material and do not interfere in material respects with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, and (iii) exceptions as described in the Company Reports.
Section 4.15 No Labor Disputes. Except as disclosed in Section 4.15 of the Company Disclosure Letter, no strike, labor dispute, slowdown or stoppage is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Subsidiaries, except any labor dispute that would not have, individually or in the aggregate, a Material Adverse Effect, and no union representation dispute currently is existing concerning the employees of the Company or any of the Subsidiaries. To the Knowledge of the Company, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries, and each the Company or any of the Subsidiaries is in material compliance with applicable laws relating to collective bargaining, discrimination in the hiring, equal employment opportunity, workers’ compensation, wage or hour or retirement benefits.
Section 4.16 Taxes. The Company (i) has filed all material national, regional, local and other tax returns (or timely filed taking into account all applicable extensions therefor) that have been required to be filed by the Company, (ii) is not in default in the payment of any material amounts of taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided in accordance with U.S. GAAP, (iii) does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it, except, in each case, for any failure to pay tax or file a tax return or any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect.
Section 4.17 Intellectual Property Rights. To the Company’s knowledge, the Company and its Subsidiaries own or possess, or have the right to use, all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, and, in the past three (3) years, have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property

14

167606.01D-BEISR01A - MSW sf-5453963

Rights, except such as would not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
Section 4.18 Compliance with Anti-Corruption Laws. Except as disclosed in the Company Disclosure Letter, since the Reference Date, neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any officer, director or employee of the Company or of any of its Subsidiaries or any other person acting at the direction of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his or her lawful duties, influence official action or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the sale of the Note in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and the Company and its Subsidiaries have conducted their businesses in compliance with Anti- Corruption Laws in all material respects and the Company has established and maintains the Anti- Corruption Laws compliance policy which is made publicly available by the Company.
Section 4.19 OFAC and Similar Laws. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any director, officer or employee of the Company or any of its Subsidiaries or any other person acting at the direction of the Company is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not use the proceeds of the issuance of the Note, or lend, contribute or otherwise make available such proceeds to any Subsidiaries joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
Section 4.20 Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted since the Reference Date in material compliance with, to the extent applicable, the Anti-Money Laundering Law of the PRC, the

15

167606.01D-BEISR01A - MSW sf-5453963

Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any potential violation of the Anti-Money Laundering Laws is pending or, to the Company’s Knowledge, threatened in writing.
Section 4.21 Disclosure Controls and Procedures. Except as disclosed in the Company Reports and Section 4.21 of the Company Disclosure Letter, the Company has established and maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act, which controls and procedures are designed to provide reasonable assurance that all material information concerning to the Company, including any consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer (collectively, the “Certifying Officers”), as appropriate, to make timely decisions regarding required disclosure. The Company’s Certifying Officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the Certifying Officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date and except as disclosed in the Company Reports, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the SEC under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal controls.
Section 4.22 Accounting Controls. The Company maintains a system of internal controls over financial reporting ( as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and is designed to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and directors of the Company, (iii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of t the Company and its Subsidiaries that could have a material effect on the financial statements. Since the end of the Company’s most recent audited fiscal year, except as disclosed in Section 4.22 of the Company Disclosure Letter, there has been (A) to the Company’s Knowledge, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) utilized by the Company and (B) no change in the Company’s internal control over financial reporting that has materially affected, or would materially affect, the Company’s internal control over financial reporting.

16

167606.01D-BEISR01A - MSW sf-5453963

Section 4.23 Brokers’ Fees. Unless otherwise disclosed in Section 4.23 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the offering and issuance of any Note or any transaction contemplated by this Agreement.
Section 4.24 Listing and Maintenance Requirements. The ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange, and the Company has taken no action designed to terminate the registration of the ADSs under the Exchange Act or delist the ADSs from the New York Stock Exchange, and except as disclosed in Section 4.24 of the Company Disclosure Letter, nor has the Company received any notification that either the SEC or the New York Stock Exchange is contemplating terminating such registration or listing. The Conversion ADSs will be duly authorized for listing on the New York Stock Exchange immediately upon (i) conversion of each Note in accordance with the terms of each Note and (ii) the issuance of the ADSs by the Depositary following the deposit of the Underlying Shares.
Section 4.25 No General Solicitation. Neither the Company nor any person acting on its or their behalf has engaged in any general solicitation or general advertising in connection with the offering or issuance of any Note, including but not limited to the methods described in Rule 502(c) under the Securities Act.
Section 4.26 No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding or other similar taxes or duties are payable by or on behalf of the Purchaser to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance of this Agreement, the Bond Documents or the Note, except that stamp duty of Cayman Islands may be payable if the original copy of this Agreement, the Bond Documents or the Note is brought to or executed in the Cayman Islands.
Section 4.27 Payment of Dividends. All Conversion ADSs shall be entitled to rights to participate in all dividends and other distributions the record one of which falls after the date on which the Note has been surrendered for conversion at the principal office of the Company, as the case may be.
Section 4.28 Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.
Section 4.29 No Immunity. None of the Company, its Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the State of New York or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, the State of New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding

17

167606.01D-BEISR01A - MSW sf-5453963

for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Note, each other Bond Document or the Deposit Agreement.
Section 4.30 Independent Accountants. Marcum Asia CPAs LLP (“Marcum Asia”), who has certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Marcum Asia has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
Section 4.31    Reserved.
Section 4.32 No Price Stabilization. Except as set forth in the Company Reports, neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

ARTICLE V OTHER AGREEMENTS
Section 5.1 Depositary. As more fully described in the Note, upon conversion of all or any portion of a Note held by Purchaser or any transferee, in accordance with the terms thereof, the Company will use its commercially reasonable efforts to cause the Depositary to deliver the relevant number of Conversion ADSs to Purchaser against deposit of the Underlying Shares, pursuant to the Deposit Agreement, following delivery by Purchaser or any transferee of all the required documents involved in the conversion from Ordinary Shares to ADS, and Purchaser or any transferee shall cooperate with the Company and the Depositary in connection therewith.
Section 5.2 Supplemental Listing Application. Within 30 days following the Closing Date, the Company shall file with the New York Stock Exchange a supplemental listing application reflecting the transactions contemplated hereby.
Section 5.3 Listing of Shares; Certificates. The Company covenants that all Conversion ADSs will, at all times that any Note is convertible, be duly approved for listing subject to official notice of issuance on the New York Stock Exchange. The Company covenants that the certificates, if any, representing the ADRs to be issued to evidence any Conversion ADSs issued upon conversion of Notes will comply with applicable law.

18

167606.01D-BEISR01A - MSW sf-5453963

Section 5.4 Confidentiality. Each Party agrees not to disclose the other Party’s identity and not to permit such disclosure by any of its Subsidiaries and affiliates unless such disclosure is required, in the good faith determination by qualified legal counsel, by applicable law or regulation (including any rules or regulations of any securities exchange). In the case that disclosure is so required, the disclosing party will provide the other Party with a draft of the proposed disclosure at least ten days prior to its release, publication or filing and will accept reasonable comments on such disclosure.
Section 5.5 BOA Consent. The Purchaser shall cooperate with the Company and Promethean and do all such acts and execute all such documents as BOA, the Company and/or Promethean may reasonably specify (including, but not limited to, entering into any documents in connection with or pertaining to the amendment of the Bond Documents and the subordination of the Note to the loans under BOA Loan Agreements) in order for the BOA Consent to be obtained.

ARTICLE VI CONDITIONS TO CLOSING
Section 6.1 Purchaser’s Conditions Precedent. The obligation of Purchaser to complete the Purchase is subject to the satisfaction of each of the following conditions precedent:
(a)each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, (i) except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date, and (ii) except where any failures of such representations and warranties (excluding Section 4.2 (Due Incorporation), Section
4.3 (Subsidiaries), Section 4.4 (Due Authorization), Section 4.6 (Capitalization) and Section 4.8 (No Consents)) to be so true and correct, individually and in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect, as of the Closing Date;
(b)the Company shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;
(c)no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;

19

167606.01D-BEISR01A - MSW sf-5453963

(d)the Company, the Guarantor and the Chargor, as applicable, shall have executed and delivered to Purchaser each of the Bond Documents (substantially in the forms as attached hereto);
(e)the transactions contemplated by the Merger Agreement shall have been consummated concurrently with the Closing; and
(f)the transactions contemplated by the CB Restructuring Documents, including without limitation, the redemption of US$125,000,000 principal amount of the Existing Bonds in accordance with the CB Restructuring Documents, shall have been consummated concurrently with the Closing.
Section 6.2 Company Conditions Precedent. The obligation of the Company to complete the issuance of the Note to Purchaser contemplated by this Agreement is subject to the satisfaction of each of the following conditions precedent:
(a)each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;
(b)Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;
(c)no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;
(d)the transactions contemplated by the Merger Agreement shall have been consummated concurrently with the Closing;
(e)the transactions contemplated by the CB Restructuring Documents, including without limitation, the redemption of US$125,000,000 principal amount of the Existing Bonds in accordance with the CB Restructuring Documents, shall have been consummated concurrently with the Closing.
(f)the BOA Consent shall have been obtained.

20

167606.01D-BEISR01A - MSW sf-5453963

ARTICLE VII CERTAIN COVENANTS
Section 7.1 Certain Actions. The Company and Purchaser shall reasonably cooperate with each other and use (and shall cause their respective affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, applicable law and stock exchange listing standards to consummate the transactions contemplated by this Agreement as soon as practicable.
Section 7.2 Legends. To the extent reasonably necessary under applicable law, any certificate, book-entry notation or ADR representing Conversion ADSs which are issued following conversion of the Note and deposit of the Underlying Shares with the Depositary shall have endorsed, to the extent appropriate, upon its face the following words:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.
Section 7.3 Legend Removal. Upon the request of the Purchaser or any transferee or proposed transferee thereof, the Company shall instruct the Depositary to remove the legend contemplated by Section 7.2 of this Agreement (and shall revoke any related stop transfer or similar instructions to its registrar and transfer agent), if the Conversion ADSs are covered by an effective registration statement under the Securities Act or if such person provides reasonable evidence and an opinion of counsel to the effect that a sale, transfer or assignment of such Conversion ADSs may be made without registration under the Securities Act or that such Conversion ADSs are eligible for resale pursuant to Rule 144 under the Securities Act.
ARTICLE VIII SECURITY AND GUARANTY
Section 8.1 Share Charge. The Company’s obligations pursuant to the Bond Documents shall be secured on the terms set forth in the Share Charge Agreement attached hereto as Exhibit C.
Section 8.2 Guaranty. The Company’s obligations pursuant to the Bond Documents shall be guaranteed by Promethean on the terms set forth in the Guaranty Agreement attached hereto as Exhibit D.

21

167606.01D-BEISR01A - MSW sf-5453963

ARTICLE IX MISCELLANEOUS
Section 9.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Purchase embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the Parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
Section 9.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
Section 9.3 Governing Law; Arbitration. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York without reference to its choice of law rules. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination shall be addressed in accordance with the arbitration provisions set forth in Section 11.2 of the Note.
Section 9.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
Section 9.5 Certain Definitional Provisions. Unless the express context otherwise requires, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; any references herein to a specific Section, Schedule or Annex shall refer, respectively, to Sections, Schedules or Annexes of this Agreement; wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and references herein to any gender includes each other gender.
Section 9.6 Expenses. The Company shall reimburse the Purchaser for its documented third-party costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (the “Third-Party Expenses”) if such transactions are completed; and Best Assistant, a subsidiary of NetDragon, shall reimburse the Purchaser for 50% of the Third- Party Expenses if such transactions are not completed. The Third-Party Expenses shall include

22

167606.01D-BEISR01A - MSW sf-5453963

but not limited to the fees and expenses (including legal fees) incurred for the preparation, negotiation and execution of this Term Sheet and the definitive agreements and conducting all financial, legal and business due diligence, in an amount not to exceed US$250,000.
Section 9.7 Appointment of Agent. Wilmington Savings Fund Society, FSB shall be appointed agent pursuant to the terms of the Agency Agreement.
Section 9.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date that transmission is confirmed electronically, if delivered by email; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:
if to the Company, to:
Gravitas Education Holdings, Inc.
3/F, No. 28 Building, Fangguyuan Section 1, Fangzhuang, Fengtai District
Beijing, the PRC Attention: Xin Fang
E-mail: fangxin@geh.com.cn with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP 30th Floor, China World Office 2
1 Jianguomenwai Avenue Beijing 100004, the PRC Attention: Peter X. Huang, Esq.
Email: Peter.Huang@skadden.com
and
Skadden, Arps, Slate, Meagher & Flom LLP 46th Floor, Tower II
Jing An Kerry Center 1539 Nanjing West Road Shanghai 200040, the PRC
Attention: Yuting Wu, Esq. Email: Yuting.Wu@skadden.com
if to the Purchaser, to:
Nurture Education Cayman Limited

23

167606.01D-BEISR01A - MSW sf-5453963

C/O Ascendent Capital Partners (Asia) Limited Suite 3501, 35/F, Jardine House
1 Connaught Place, Central, Hong Kong Attention: Leon Meng and Derek Cheung
Email: leon@ascendentcp.com; derek@ascendentcp.com with a copy to:
Morrison & Foerster LLP 33/F, Edinburgh Tower The Landmark
15 Queen’s Road Central, Hong Kong Attention: Maureen Ho Email: MHo@mofo.com if to Wilmington Savings Fund Society, FSB, to: 500 Delaware Avenue, 11th Floor
Wilmington, DE 19801, USA
Attention: Pat Healy, Senior Vice President Email: PHealy@wsfsbank.com with a copy to:
McDermott Will & Emery LLP One Vanderbilt Avenue
New York, NY 10017-3852 USA
Attention: Jonathan Levine Email: jlevine@mwe.com
if to the Guarantor or the Chargor, to:
Best Assistant Education Online Limited Room 2001, 20/F, Harbour Centre,
25 Harbour Road
Wan Chai, Hong Kong Attention: Garwin Chan
E-mail: garwin@elm-tree.com with a copy to:
Cleary Gottlieb Steen & Hamilton 5th Floor, Fortune Financial Center 5 Dong San Huan Zhong Lu Chaoyang District, Beijing 100020 People’s Republic of China

24

167606.01D-BEISR01A - MSW sf-5453963

Attention: Denise Shiu
E-mail: dshiu@cgsh.com and
Cleary Gottlieb Steen & Hamilton One Liberty Plaza
New York NY 10006 Attention: Adam Brenneman
E-mail: abrenneman@cgsh.com
or to such other address or to the attention of such other Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain) by means provided in this Section 9.8. If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

[Signature Page Follows]

25

167606.01D-BEISR01A - MSW sf-5453963

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.
The Company
GRAVITAS    EDUCATION    HOLDINGS, INC.

By:      Name: Dennis Demiao Zhu
Title: Director

[Signature Page to Senior Secured Convertible Note Purchase Agreement]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.
The Company
GRAVITAS    EDUCATION    HOLDINGS, INC.

By:      Name:      Title:

Purchaser
NURTURE EDUCATION (CAYMAN) LIMITED
By:      Name: Lam On Na Anna
Title: Authorized Signatory

BEST ASSISTANT EDUCATION ONLINE LIMITED
By:      Name:      Title:

[Signature Page to Senior Secured Convertible Note Purchase Agreement]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

BEST ASSISTANT EDUCATION ONLINE LIMITED

By
Name: U:ul::!&iUM \L1h
Title:    \)itf ci

[Signature Page to Senior Secured Convertible Note Purchase Agreement]

EXHIBIT A
SCHEDULE OF PURCHASERS

Nurture Education Cayman Limited
Aggregate Principal Amount of Notes:    US$65,000,000

A-1

167606.01D-BEISR01A - MSW sf-5453963

EXHIBIT B
FORM OF CONVERTIBLE PROMISSORY NOTE

B-1

167606.01D-BEISR01A - MSW sf-5453963

THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE TRANSFER OF THIS SECURITY IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THE SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT, DATED AS OF April 18, 2023, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN GRAVITAS EDUCATION HOLDINGS, INC. (THE “COMPANY”) AND THE PURCHASER PARTY THERETO. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.
GRAVITAS EDUCATION HOLDINGS, INC. CONVERTIBLE PROMISSORY NOTE
[], 2023    US$65,000,000
[Gravitas Education Holdings, Inc., a Cayman Islands exempted company with limited liability]1 (the “Company”), hereby promises to pay to the order of Nurture Education Cayman Limited, an exempted company incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Purchaser”) or its transferees, the principal amount of Sixty Five Million Dollars (US$65,000,000). This Note is being issued pursuant to a Senior Secured Convertible Note Purchase Agreement, dated as of April 18, 2023 (as may be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), between the Company and the Purchaser. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

1 NTD: To be updated on Closing Date if Company name has changed in connection with business combination.

ny-2522610.14A

ARTICLE I DEFINED TERMS
The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Article I. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article I include the plural as well as the singular.
“Additional Amounts” shall have the meaning specified in Section 6.1. “Additional Notes” shall have the meaning specified in Section 2.2. “ADSs” shall have the meaning specified in Section 3.2.
“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person and (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s officers or directors (or Persons functioning in substantially similar roles).
“Asset Acquisition” means (a) an investment by the Company or any subsidiary in any other Person pursuant to which such Person shall become a subsidiary of the Company or shall be merged into or consolidated with the Company or any subsidiary of the Company, or (b) an acquisition by the Company or any subsidiary of the Company of the property and assets of any Person other than the Company or any subsidiary of the Company that constitute substantially all of a division or line of business of such Person.
“Asset Sale” means (a) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale/leaseback transaction) of the Company or any subsidiary, or (b) the issuance or sale of equity interests of any subsidiary of the Company (other than (x) to a Group Company or (y) in connection with the convertible securities outstanding as of the Closing Date or permitted to be incurred pursuant to the terms of the Notes).
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person accounted for as a capital lease.
“BOA Loan Agreements” shall mean Loan and Security Agreement dated as of June 25, 2018 by and among Guarantor, Promethean Inc., Promethean Limited and BANK OF AMERICA,
N.A. (including all annexes, exhibits and schedules thereto and documents referenced therein) and the related security and ancillary agreements, as from time to time amended, restated, supplemented or otherwise modified.
“Board of Directors” shall have the meaning specified in Section 5.3(a).

2

ny-2522610.14A

“Closing Sale Price” means the price per share of the ADS as of the close of trading on any Trading Day as reported by the Exchange.
“Company” shall have the meaning specified in the preamble. “Conversion Date” shall have the meaning specified in Section 5.1(c). “Conversion Rate” shall have the meaning specified in Section 5.2. “Conversion Securities” shall have the meaning specified in Section 6.5.
“Deposit Agreement” means the Deposit Agreement dated as of September 26, 2017 among the Company, Citibank, N.A., as depositary, and the owners and holders from time to time of the ADSs issued thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Default Rate” means a rate of interest per annum that is 2.0% above the rate of interest stated in Section 2.1, with respect to cash payments only.
“Depositary” means Citibank, N.A., as depositary under the Deposit Agreement. “Distributed Assets” shall have the meaning specified in Section 5.3(d).
“Early Repurchase Event” means the date of a redemption pursuant to Section 3.3 or a repurchase of the Notes following a Make Whole Fundamental Change.
“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Company and its subsidiaries before taxation (excluding the results from discontinued operations):
(a)before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalized by the Company and its subsidiaries (calculated on a consolidated basis) in respect of the Relevant Period;
(b)not including any accrued interest owing to the Company or any of its subsidiaries;
(c)after adding back any amount attributable to the amortization, depreciation or impairment of assets of the Company or any of its subsidiaries; and
(d)before taking into account any exceptional, one-off, non-recurring or extraordinary items;
in each case, to the extent added, deducted, or taken into account, as the case may be, for the purposes of determining operating profits of the Company and its subsidiaries (calculated on a consolidated basis), before taxation.
“Event of Default” shall have the meaning specified in Section 4.1. “Exchange” means The New York Stock Exchange.

3

ny-2522610.14A

“Existing Working Capital Facilities” shall mean working capital facilities of the Company and its subsidiaries that are existing as of the Closing Date and any replacements or refinancings thereof, including but not limited to, the loans incurred pursuant to BOA Loan Agreements. All Existing Working Capital Facilities are listed on Schedule 1 hereto.
“Expiration Date” shall have the meaning specified in Section 5.3(f). “Expiration Time” shall have the meaning specified in Section 5.3(f). “Financial Year” means the annual accounting period for the Company.
“Financial Half-Year” means the period commencing on the day after one Half-Year Date and ending on the next Half-Year Date.
“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached hereto as Exhibit 1.
“Fundamental Change” means the occurrence of any of the following:
(a)except as described in clause (b) below, (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries and any Permitted Holder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital or (B) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d- 3 under the Exchange Act, of more than 50% of the Company’s then outstanding Ordinary Shares (including Ordinary Shares held in the form of ADSs);
(b)the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company or any similar transaction pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries and consolidated affiliated entities, taken as a whole, to any Person other than one of the Company’s Subsidiaries or consolidated affiliated entities; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of ordinary shares of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

4

ny-2522610.14A

(c)the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;
(d)trading of the ADSs (or Ordinary Shares or other common equity then underlying the Note) has been generally suspended for more than 10 business days (excluding any market conditions of general applicability that might cause trading to be suspended) for any reason (other than as a result of any suspension affecting markets generally), or the ADSs cease to be listed or quoted on the NYSE; or
(e)any change in or amendment to the laws, regulations and rules or the official interpretation or official application thereof (a “Change in Law”) that results in (x) the Company, its subsidiaries and its consolidated affiliated entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter.
“Guarantor” means Promethean World Limited.
“Half-Year Date” means June 30 and December 31 of each year.
“Initial Conversion Price” means 115% of the “GEHI Per Share Value” as defined under the Merger Agreement.
“Indebtedness” means for any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in the accounting treatment of such Person:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments to the extent such instruments or agreements support financial, rather than performance, obligations; for the avoidance of doubt, performance bonds issued for the account of such Person in the ordinary course of business shall be excluded from “Indebtedness;”
(c)net obligations of such Person under any Swap Contract (excluding obligations under Swap Contracts relating solely to the Notes);
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 120 days (unless being disputed in good faith by appropriate legal

5

ny-2522610.14A

proceedings and for which reserves have been established) after the date on which such trade account payable was due and payable, the “Trade Payables”);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)capital leases and Synthetic Lease Obligations; and
(h)    all Guaranties of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For the avoidance of doubt, the Indebtedness of any Person shall not include any Trade Payables.
“Interest Payment Date” shall have the meaning specified in Section 2.1. “Legal Reservations” shall mean:
(a)the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;
(b)the time barring of claims under any applicable law of any relevant jurisdiction, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim; and
(c)similar principles, rights and defenses under the laws of any relevant jurisdiction. “Majority Noteholders” means a holder or holders of Notes representing more than 50%
of the total principal amount of all of the Notes outstanding at the relevant time.
“Make Whole Fundamental Change” means the occurrence of any Fundamental Change contemplated by clauses (a), (b), (d) or (e) of the definition thereof.
“Make Whole Premium” means the aggregate amount of cash interest and PIK interest that would be payable from the date of either (a) the Early Repurchase Event or (b) an acceleration of the Note pursuant to Section 4.2 due to an Event of Default contemplated under Section 4.1(a), Section 4.1(c), Section 4.1(e) or Section 4.1(f), as applicable, until the Maturity Date assuming that such Early Repurchase Event or acceleration had not occurred and cash interest and PIK interest continued to accrue and be paid up to the Maturity Date.

6

ny-2522610.14A

“Merger Event” shall have the meaning specified in Section 5.4. “Notes” shall have the meaning specified in Section 2.2.
“NYSE” means the New York Stock Exchange or any successor to it. “Ordinary Shares” shall have the meaning specified in Section 3.2.
“Perfection Requirements” shall mean any and all registrations, filings, notarisations, notices, payment of stamp, registration, notarial or other similar taxes or fees and other actions and steps required to be made in any applicable jurisdiction in order to perfect security interests created by the Share Charge Agreement or in order to achieve the relevant priority for such security interests.
“Permitted Debt” means (a) the Existing Working Capital Facilities; (b) Indebtedness incurred for financing of acquisitions by the Company and its subsidiaries and (c) any other Indebtedness incurred for other purposes; provided that Indebtedness under item (b) or item (c) is permitted only if after incurrence of such Indebtedness, the Company is in compliance with Section 6.4(e).
“Permitted Holder” means NetDragon Websoft Holdings Limited, and any other respective “Person” or “group” subject to aggregation of share capital with NetDragon Websoft Holdings Limited under Section 13(d) of the Exchange Act.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.
“Purchase Agreement” shall have the meaning specified in the preamble. “Purchaser” shall have the meaning specified in the preamble. “Reference Price” shall have the meaning specified in Section 5.5.
“Relevant Period” means each period of twelve months, or such shorter period commencing on the Closing Date, ending on or about the last day of the Financial Year and each period of twelve months thereafter ending on or about the last day of each Financial Half-Year.
“Reference Property” shall have the meaning specified in Section 5.4. “Relevant Securities” shall have the meaning specified in Section 5.3(g). “Relevant Taxing Jurisdiction” shall have the meaning specified in Section 6.1. “Reset Date” shall have the meaning specified in Section 5.5.
“Required Holders” means the holders of two thirds of the aggregate principal amount of the Notes then outstanding.

7

ny-2522610.14A

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Securities Act” shall have the meaning specified in the legend above. “Spin-Off” shall have the meaning specified in Section 5.3(d).
“Spin-Off Valuation Period” shall have the meaning specified in Section 5.3(d). “Successor Company” shall have the meaning specified in Section 13.1.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so- called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Trading Day” means a day on which the principal U.S. securities exchange on which the ADSs (or Ordinary Shares) listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“Trigger Event” shall have the meaning specified in Section 5.3(d). “Underlying Shares” shall have the meaning specified in Section 5.1(d)(i).
“US$” or “$” refers to United States dollars, the lawful currency of the United States.
“Volume Weighted Average Closing Price” means, with respect to any consecutive 40- Trading Day period, the sum of the Weighted Closing Prices for each trading day during such period, where:

8

ny-2522610.14A

“Weighted Closing Price” for a trading day occurring during a consecutive 40- Trading Day period shall equal (i) the Closing Sale Price for such trading day, multiplied by (ii) the Weighting for such trading day.

“Weighting” for a trading day occurring during a consecutive 40-Trading Day period shall equal (i) the Daily Trading Volume for such trading day divided by (ii) the Aggregate Trading Volume for such period.

“Daily Trading Volume” for a trading day shall equal the aggregate volume, as reported by the Exchange, of ADS traded during such day (including at the close) on the Exchange.

“Aggregate Trading Volume” for a consecutive 40-Trading Day period shall equal the sum of the Daily Trading Volumes for each trading day during such period.

ARTICLE II PAYMENT OF INTEREST
Section 2.1 Cash Interest Payments. Cash interest shall accrue on the principal amount of the Note (in each case computed on the basis of a 365/366-day year and the actual number of days elapsed in any year) at a rate equal to 5.00% per annum. The Company shall pay to the holder of this Note all accrued interest in cash semiannually on each [●] and [●] of each year (each, an “Interest Payment Date”), commencing on [●], 2023 and including [●], which is the final maturity date of this Note; provided, however, that the Company shall pay amounts due pursuant to this Section 2.1 with respect to the first two Interest Payment Dates on the Closing Date. Interest shall accrue on any principal payment due under this Note until such time as payment therefor is actually delivered to the holder of this Note; provided that if any portion of the principal amount is duly converted into Conversion Securities pursuant to and in accordance with the Note, cash interest shall cease to accrue on the portion of the principal amount being converted.
Section 2.2 PIK Interest Payments. PIK interest shall accrue on the principal amount of the Note (in each case compound on the basis of a 365/366-day year and the actual number of days elapsed in any year at a rate equal to 5.00% per annum. PIK interest will be payable by issuing additional notes (the “Additional Notes” and, together with the Note issued on the Closing Date, the “Notes”) in an amount equal to the applicable amount of PIK interest for the interest period (rounded down to the nearest whole dollar). Not later than 10 business days prior to the relevant Interest Payment Date, the Company shall deliver to the Paying Agent the required amount of Additional Notes (rounded down to the nearest whole dollar) and a company order to authenticate and deliver such Additional Notes to each registered holder. All Additional Notes issued pursuant to an interest payment as described above will mature on the same date as the Note issued on the Closing Date. The Additional Notes shall have the same rights and benefits as the Note issued on the Closing Date, shall accrue interest on the same terms as the Note and shall be treated together with the Note as a single class for all purposes. PIK interest on the Notes for the final scheduled interest period shall be payable in cash on the Maturity Date or otherwise upon early repayment of the Notes. If any portion of the principal amount is duly converted into Conversion Securities

9

ny-2522610.14A

pursuant to and in accordance with the Note, PIK interest shall cease to accrue on the portion of the principal amount being converted. For the avoidance of doubt, all references herein to the “Note” shall mean the Note in an outstanding principal amount inclusive of all PIK interest paid thereon in the form of Additional Notes issued pursuant to this Section 2.2.
Section 2.3 Payment of Interest Upon Conversion. Accrued and unpaid cash interest and PIK interest that would have been payable on the next Interest Payment Date will not be payable with respect to any portion of the Note submitted for conversion prior to such Interest Payment Date except for (i) a Note submitted for conversion after [●] (the last Interest Payment Date prior to maturity of the Note); (ii) if a Fundamental Change has occurred and the Note is submitted for conversion prior to the last day that the Note may be submitted for repurchase pursuant to Section 6.3; or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to the Note.
ARTICLE III

PAYMENT OF PRINCIPAL ON NOTE
Section 3.1 Scheduled Payment. Unless converted as set forth below, the principal amount (including any accrued and unpaid interest) of this Note shall be due and payable on [●], 2028.
Section 3.2 Conversion. Notwithstanding any provision contained in this Article III, the holder of this Note may convert, indirectly through the procedure set forth Section 5.1(c), all or any portion of the outstanding principal amount (including any accrued and unpaid interest) of this Note into ordinary shares of the Company, par value US$0.001 per share (“Ordinary Shares”), in accordance with Article V, until such time as the outstanding principal amount (including any accrued and unpaid interest) has been paid in full. Subject to terms of Section 5, at the option of the holder of the Note, the Ordinary Shares deliverable upon conversion may be delivered in the form of the Company’s American Depository Shares (“ADSs”), each representing one Ordinary Share.
Section 3.3 Optional Redemption. At any time and from time to time following the third anniversary of the Closing Date, the Company may, at its option, redeem all or any portion of the Notes then outstanding at a redemption price equal to 100% plus the Make Whole Premium. The Company will provide notice of such redemption to the Agent at least 30 Trading Days and no more than 60 Trading Days before the date of such redemption.
ARTICLE IV

EVENTS OF DEFAULT; REMEDIES ON DEFAULT
Section 4.1 Event of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)the Company defaults in the payment of principal or interest on the Note when the same becomes due and payable, whether at maturity, an Interest Payment Date or at a

10

ny-2522610.14A

date fixed for prepayment or by declaration or otherwise and such failure to pay is not cured within three (3) business days after the occurrence thereof; or
(b)the Company defaults in the performance of, or compliance with, any material term contained in any Bond Document and the default is not remedied (if capable of being remedied) within forty five (45) days after the Company receives written notice of the default from the holder of the Note; or
(c)the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (v) is adjudicated as insolvent or to be liquidated; or
(d)the Company or any subsidiary of the Company fails to pay principal when due (whether at stated maturity or otherwise) or an uncured default exists that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any subsidiary of the Company in an aggregate amount in excess of US$10,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within the longer of (i) ninety (90) days and (ii) any applicable cure period set forth in the relevant agreement or instrument; or
(e)one or more final non-appealable judgments for the payment of money in any aggregate amount in excess of US$10,000,000 shall be rendered against the Company or any subsidiary of the Company and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any subsidiary of the Company to enforce any such judgment;
(f)a court or governmental authority of competent jurisdiction enters an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days; or
(g)(i) the Guaranty or the Share Charge Agreement ceases to be in full force and effect, subject to Legal Reservations and Perfection Requirements (for so long as the Perfection Requirements are not overdue in accordance with the terms of the Guaranty or the Share Charge Agreement); (ii) the Company, the Guarantor, the Chargor or any other Person contests in writing the validity or enforceability of the Guaranty or the Share Charge Agreement to which it is a party; or (iii) the Company, the Guarantor, or the Chargor or any other Person denies in writing that it has any or further liability or obligation under the Guaranty or the Share Charge Agreement to which it is a party, or purports in writing to revoke, terminate or rescind the Guaranty or the Share Charge Agreement.

11

ny-2522610.14A

Section 4.2    Acceleration.
(a)If an Event of Default with respect to the Company described in Section 4.1 has occurred, the Note shall automatically become immediately due and payable, and the Note will forthwith mature and the entire unpaid principal amount together with all accrued and unpaid interest, and the applicable Make Whole Premium shall all be immediately due and payable.
(b)Upon the Note becoming due and payable under this Section 4.2, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid principal amount (including any accrued and unpaid interest, which shall accrue at the Default Rate from the date on which the Note became due and payable under this Section 4.2, and in the case of an Event of Default contemplated under Section 4.1(a), Section 4.1(c), Section 4.1(e) or Section 4.1(f), together with the applicable Make Whole Premium) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.
Section 4.3 Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether the Note has become or has been declared immediately due and payable under Section 4.2, the holder of the Note may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, for an injunction against a violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 4.4 No Waivers or Election of Remedies; Expenses. No course of dealing and no delay on the part of the holder of the Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. The Company shall pay the principal amount (including any accrued and unpaid interest) of the Note without any deduction for any setoff or counterclaim. No right, power or remedy conferred by any Bond Document upon the holder of this Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of the Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Article IV, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
ARTICLE V CONVERSION
Section 5.1    Conversion Procedure.
(a)At any time prior to the payment of this Note in full, the holder of this Note may convert all or any portion of the outstanding principal amount this Note into a number of Ordinary Shares equal to the product obtained by dividing (i) the portion of the principal amount designated by such holder to be converted, by (ii) the Conversion Rate then in effect. After the date on which (x) the Ordinary Shares deliverable upon conversion have been registered in

12

ny-2522610.14A

accordance with terms of the Bond Documents or (y) the holder of this Note is permitted to sell the Ordinary Shares deliverable upon conversion under Rule 144 (or any other exemption from registration) under the Securities Act without limitation on the amount of securities sold or the manner of sale, if the Company has ADSs traded on the Exchange, the Ordinary Shares deliverable upon conversion may, at the request of the holder of this Note, be delivered in the form of ADSs. For the avoidance of doubt, the Company shall not have any obligation to deliver the Ordinary Shares upon conversion in the form of ADSs if at that time the Company’s ADSs are not then listed for trading on the NYSE.
(b)Before any holder of this Note shall be entitled to covert this Note as set forth above, such holder shall complete, manually sign, and deliver an irrevocable notice to the Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) at the office of the Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any Ordinary Shares or ADSs to be delivered upon settlement.
(c)Except as otherwise expressly provided herein, each conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note or any portion thereof has been surrendered for conversion at the principal office of the Company (the “Conversion Date”). At such time as such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names the Ordinary Shares (or ADSs, if applicable) are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the securities represented thereby.
(d)As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of clause (i) below), the holder of this Note shall subscribe for the number of Ordinary Shares issuable upon conversion (in whole or in part) of this Note, and the Company shall do the following:
(i)register the issuance to the converting holder of the number of Ordinary Shares issuable upon conversion (in whole or in part) of this Note (the “Underlying Shares”) in the Company’s share transfer registry;
(ii)issue the Underlying Shares and, if so requested by the holder of the Note, deposit such Underlying Shares with the Depositary, in the name and on behalf of the holder of the Note;
(iii)if so requested by the holder of the Note, cause the Depositary to issue and deliver to the converting holder certificates or a book-entry transfer for the number of ADSs to which the holder shall be entitled against deposit of the Underlying Shares, pursuant to the Deposit Agreement; and
(iv)deliver to the converting holder a new Note representing any portion of the principal amount that was represented by the Note surrendered to the Company in connection with such conversion, but which was not converted or which could not be converted because it would have required the issuance of a fractional Ordinary Share.

13

ny-2522610.14A

The converting holder shall cooperate with the Company and, if applicable, the Depositary or the share registrar for the Ordinary Shares to facilitate the process outlined above, including through the execution of a subscription form for the Ordinary Shares satisfactory to the converting holder and, if applicable, the execution of a power of attorney authorizing the Company to deliver the Underlying Shares to the converting holder or the Depositary on such holder’s behalf and the converting holder providing such representations, certificates or other documentation as may be reasonably required in connection with such delivery.
(e)The issuance of the Underlying Shares and, if applicable, ADSs upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Underlying Shares or ADSs, unless the tax is due because the holder requests such Underlying Shares or ADSs to be issued in a name other than the holder’s name, in which case the holder shall pay the tax. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Ordinary Shares and ADSs issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.
(f)To the extent commercially practicable and consistent with the Company’s requirements in respect of establishing entitlement to any distribution or other rights attaching to the ADSs or the Ordinary Shares or as otherwise required by applicable law or regulation, the Company shall not close its books against the transfer of Ordinary Shares or ADSs issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note. Notwithstanding the foregoing, if a Conversion Date would otherwise fall during a period in which the register of ADSs or the Ordinary Shares is closed, such Conversion Date will be postponed to the first Trading Day following the expiry such closure.
Section 5.2 Conversion Rate. The initial Conversion Rate per $1,000 principal amount of the Note shall be equal to the product of (i) $1,000 divided by (ii) Initial Conversion Price (subject to adjustment as provided in this Article V, the “Conversion Rate”). To address dilution of the conversion rights granted under the Note, the Conversion Rate shall be subject to adjustment from time to time pursuant to Section 5.3. The Conversion Rate will also be subject to adjustment pursuant to Section 5.5 and upon the occurrence of certain Make Whole Fundamental Changes pursuant to Section 6.2.
Section 5.3 Adjustments to Conversion Rate. If the number of Ordinary Shares represented by each ADS is changed, after the date of this Note, for any reason other than one or more of the events described in this Section 5.3, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Note is based remains the same. In addition, the Conversion Rate shall be adjusted from time to time by the Company as follows:
(a)In case the Company shall, at any time or from time to time while the Note is outstanding, pay a dividend in Ordinary Shares (directly or in the form of ADSs) or make a distribution in Ordinary Shares to all or substantially all holders of Ordinary Shares, then the Conversion Rate shall be adjusted based on the following formula:

14

ny-2522610.14A

OS1
CR1 = CR0 × OS
0

where
CR0    = the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution;
CR1    = the Conversion Rate in effect on the ex-dividend date for such dividend or distribution;
OS0    = the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
OS1    = the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such dividend or distribution.
Any adjustment made pursuant to this Section 5.3(a) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution. If any dividend or distribution that is the subject of this Section 5.3(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company (the “Board of Directors”) publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 5.3(a), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution shall not include Ordinary Shares held in treasury, if any. The Company will not pay any dividend or make any distribution on Ordinary Shares held in treasury, if any.
(b)In case outstanding Ordinary Shares (directly or in the form of ADSs) shall be subdivided or split into a greater number of Ordinary Shares or combined or reverse split into a smaller number of Ordinary Shares (in each case, other than in connection with a transaction to which Section 5.4 applies), the Conversion Rate shall be adjusted based on the following formula:
OS1
CR1 = CR0 × OS
0

where
CR0    = the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision or combination;
CR1    = the Conversion Rate in effect on the effective date of such subdivision or combination;

15

ny-2522610.14A

OS0	=	the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the effective date of such subdivision or combination; and
OS1	=	the number of Ordinary Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination.
Any adjustment made pursuant to this Section 5.3(b) shall become effective immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination.
(c)In case the Company shall issue rights (other than rights issued pursuant to a shareholders’ rights plan or a dividend or distribution on Ordinary Shares in Ordinary Shares as set forth in (a) above) or warrants to all or substantially all holders of its Ordinary Shares (whether direct or in the form of ADSs), other than an issuance in connection with a transaction to which Section 5.4 applies, entitling them to purchase, for a period expiring within forty-five (45) calendar days of the date of issuance, Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share less than the average of the Closing Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for the distribution, the Conversion Rate shall be adjusted based on the following formula:
OS0 + X
CR1 = CR0 × OS + Y
where
CR0    = the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance;
CR1    =    the Conversion Rate in effect on the ex-dividend date for such issuance;
OS0    = the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such issuance;
X    =    the total number of Ordinary Shares issuable (directly or in the form of ADSs) pursuant to such rights or warrants; and
Y    = the number of Ordinary Shares equal to the quotient of (x) aggregate price payable to exercise such rights or warrants, divided by (y) the average of the Closing Sale Prices of the ADSs during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex- dividend date for such issuance.
Any adjustment made pursuant to this Section 5.3(c) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such issuance. If any rights or warrants described in this Section 5.3(c) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its

16

ny-2522610.14A

decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Ordinary Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. In determining the aggregate price payable to exercise such rights and warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors). For purposes of this Section 5.3(c), the number of Ordinary Shares outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex- dividend date for such issuance shall not include Ordinary Shares held in treasury, if any. The Company will not issue any such rights or warrants in respect of Ordinary Shares held in treasury, if any.
(d)In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding Ordinary Shares (whether direct or in the form of ADSs) of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding (i) any dividends or distributions referred to in Section 5.3(a), (ii) any rights or warrants referred to in Section 5.3(c), (iii) any dividends or distributions referred to in Section 5.3(e), (iv) any dividends or distributions in connection with a transaction to which Section
5.4 applies, or (v) any Spin-Offs to which the provisions set forth below in this Section 5.3(d) applies) (any of the foregoing hereinafter in this Section 5.3(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:
SP0

17

ny-2522610.14A

CR1 = CR0 × SP

− FMV
where
CR0    = the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution;
CR1    =    the Conversion Rate in effect on the ex-dividend date for such distribution;
SP0    = the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and
FMV = the fair market value on the ex-dividend date for such distribution of the Distributed Assets so distributed applicable to one (1) Ordinary Share, as determined in good faith by the Board of Directors.
In the event where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) or shares of capital stock of any class or series,

18

ny-2522610.14A

or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or when issued, will be, traded or listed on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or any other U.S. national securities exchange or market, then the Conversion Rate shall instead be adjusted based on the following formula:

19

ny-2522610.14A

CR1 = CR0 ×

where

FMV0 + MP0 MP0
CR0    = the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution;
CR1    =    the Conversion Rate in effect on the ex-dividend date for such distribution;
FMV0 = the average of the Closing Sale Prices of the Distributed Assets applicable to one (1) Ordinary Share during the ten consecutive trading day period commencing on and including the effective date of the Spin-Off (the “Spin- Off Valuation Period”); and
MP0    = the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the Spin-Off Valuation Period.
Any adjustment made pursuant to this Section 5.3(d) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such distribution. If any dividend or distribution of the type described in this Section 5.3(d) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Rights or warrants distributed by the Company to all holders of Ordinary Shares (whether direct or in the form of ADSs) entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 5.3 (and no adjustment to the Conversion Rate under this Section 5.3 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.3(d). If any such right or

20

ny-2522610.14A

warrant, including any such existing rights or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new

21

ny-2522610.14A

rights or warrants with such rights. In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.3 was made, (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase and (B) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
No adjustment of the Conversion Rate shall be made pursuant to this Section 5.3(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed to a holder upon conversion of this Note.
(e)In case the Company shall pay a dividend or otherwise distribute to all or substantially all holders of its Ordinary Shares (direct or in the form of ADSs) a dividend or other distribution of exclusively cash excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (ii) any dividend or distribution in connection with a transaction to which Section 5.4 applies, then the Conversion Rate shall be adjusted based on the following formula:
SP0

22

ny-2522610.14A

CR1 = CR0 × SP

− 𝐷𝐼𝑉
where
CR0    = the Conversion Rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution;
CR1    = the Conversion Rate in effect on the ex-dividend date for such dividend or distribution;
SP0    = the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and
DIV = the amount in cash per Ordinary Share the Company distributes to holders of its Ordinary Shares.
Any adjustment made pursuant to this Section 5.3(e) shall become effective immediately prior to 9:00 a.m., New York City time, on the ex-dividend date for such dividend or distribution.

23

ny-2522610.14A

If any dividend or distribution of the type described in this Section 5.3(e) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(f)In case of purchases of the Ordinary Shares (directly or in the form of ADSs) pursuant to a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Ordinary Shares (directly or indirectly in the form of ADSs), to the extent that the fair market value, as determined in good faith by the Board of Directors, of cash and any other consideration included in the payment per Ordinary Share (or equivalent payment per Ordinary Share represented by the ADSs) exceeds the Closing Sale Price of the ADSs divided by the number of ADSs then represented by each ADS on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended) (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:
FMV + (SP1 × OS1)

24

ny-2522610.14A

CR1 = CR0 ×

where

SP1

× OS0
CR0    = the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;
CR1    = the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Expiration Date;
FMV = the fair market value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Ordinary Shares (directly or indirectly in the form of ADSs) validly tendered or exchanged and not withdrawn as of the Expiration Date, as determined in good faith by the Board of Directors;
OS1    = the number of Ordinary Shares outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer;
OS0    = the number of Ordinary Shares outstanding immediately before the Expiration Time; and
SP1    = the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period commencing on the trading day immediately after the Expiration Date.

25

ny-2522610.14A

Any adjustment made pursuant to this Section 5.3(f) shall become effective immediately prior to 9:00 a.m., New York City time, on the trading day immediately following the Expiration Date. If the Company, or one of its Subsidiaries, is obligated to purchase Ordinary Shares (directly or indirectly in the form of ADSs) pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting all such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 5.3(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 5.3(f).
(g)If and whenever the Company shall issue any Ordinary Shares or ADSs (other than any issuance pursuant to this Note or on the exercise of any other rights, existing as of the date of issuance of the Note, of conversion into, or exchange or subscription for, Ordinary Shares or ADSs) or issue or grant options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs (the “Relevant Securities”, which for the purposes of this definition excludes any Ordinary Shares, ADSs, option, warrant or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs issued or granted in accordance with any share incentive plan of the Company), in each case at a consideration per ADS (on an as-converted and as-exercised basis and, in the case of any issuance of Ordinary Shares, such issue price per Ordinary Share multiplied by the applicable number of Ordinary Shares then represented by each ADS) which is less than the Reference Price per ADS, the Conversion Rate shall be adjusted based on the following formula:

26

ny-2522610.14A

𝐂𝐑𝟏 = 𝐂𝐑𝟎 ×

where:

𝐀 + 𝐁

𝐂
CR0 = the Conversion Rate in effect immediately prior to the date of issue of the Relevant Securities;
CR1 = the Conversion Rate in effect as from the date of issue of the Relevant Securities; A = the number of Ordinary Shares in issue immediately before the issue of the Relevant
Securities;
B = the number of Ordinary Shares which the aggregate consideration receivable for the issue of the Relevant Securities would purchase at the price equal to (x) Reference Price, multiplied by (y) the applicable number of Ordinary Shares then represented by each ADS; and
C = the number of Ordinary Shares in issue immediately after the issue of the Relevant Securities, provided that references to the number of Ordinary Shares in the above formula shall include all the Ordinary Shares to be issued assuming that all options, warrants or other rights to purchase, subscribe, convert into, exercise or exchange for Ordinary Shares or ADSs are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

27

ny-2522610.14A

(h)In cases where:
(i)the fair market value, as determined in good faith by the Board of Directors, of Distributed Assets and cash, including with respect to a Spin-Off to which Sections 5.3(d) and 5.3(e) apply, applicable to one (1) Ordinary Share, distributed to holders of the Ordinary Shares (whether direct or in the form of ADSs) equals or exceeds the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution, or
(ii) the average of the Closing Sale Prices of the ADSs multiplied by the number of Ordinary Shares then represented by each ADS during the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution exceeds the fair market value, as determined in good faith by the Board of Directors, of such Distributed Assets or cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the holder will be entitled to receive upon conversion, in addition to the ADS, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that the holder would have received if the holder had converted this Note immediately prior to the record date for determining the shareholders entitled to receive the distribution.
(i)In addition to those adjustments required by clauses (a)-(h) of this Section 5.3, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) business days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.
(j)All calculations under this Article V shall be made in good faith by the Company in accordance with this Article V, and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of an Ordinary Share, as the case may be. No adjustment need be made for rights to purchase Ordinary Shares (directly or indirectly in the form of ADSs) pursuant to a Company plan for reinvestment of dividends or for any issuance of Ordinary Shares (directly or indirectly in the form of ADSs) or convertible or exchangeable securities or, except as provided in this Section 5.3, rights to purchase Ordinary Shares (directly or indirectly in the form of ADSs) or convertible or exchangeable securities. The Company shall certify to the holder that all calculations are made in compliance with this Article V, and shall show the holder in detail the facts upon which such calculations and adjustments were made.
(k)For purposes of this Section 5.3, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary

28

ny-2522610.14A

Shares. The Company will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.
(l)Notwithstanding any of the foregoing clauses in this Section 5.3, the applicable Conversion Rate will not be adjusted pursuant to this Section 5.3 (i) if the holder participates in the transaction that would otherwise give rise to adjustment pursuant to this Section
5.3 on an as-converted basis or (ii) solely by reason of the issuance or conversion of any other Notes pursuant to the Bond Documents.
Section 5.4    Effect of Recapitalizations, Reclassifications and Changes of the Ordinary

29

ny-2522610.14A

Shares.

(a)In the case of:
(i)any recapitalization, reclassification or change of the ADSs or
Ordinary Shares (other than changes resulting from a subdivision or combination),
(ii)any consolidation, merger, combination or similar transaction involving the Company,
(iii)any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or
(iv)any statutory share exchange,
in each case, as a result of which the ADS or the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to the Note providing that, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of the Note shall be changed into a right to convert such principal amount of Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that any ADSs that the Company would have been required to deliver upon conversion of the Note shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event.
If the Merger Event causes the ADSs or Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of ADSs, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. If the holders of the ADSs or Ordinary Shares receive only cash in such

30

ny-2522610.14A

Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per ADS or Ordinary Share, as applicable, in such Merger Event.
Such amendment described in the second immediately preceding paragraph shall provide for anti- dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article V (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of common equity (however evidenced) or depositary receipts in respect thereof). If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such amendment and such amendment shall contain such additional provisions to protect the interests of the holder of the Note.
(b)The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 5.4. None of the foregoing provisions shall affect the right of a holder of a Note to convert its Note pursuant to the terms of the Note.
(c)The above provisions of this Section 5.4 shall similarly apply to successive Merger Events.
Section 5.5 Conversion Price Reset. On each of the first anniversary and second anniversary of the Closing Date (each such anniversary, a “Reset Date”), if the Volume Weighted Average Closing Price of the Company’s Ordinary Shares during any consecutive 40-Trading Day period in the 12 months preceding the relevant Reset Date (the “Reference Price”) is below 85% of the Initial Conversion Price, the Conversion Price shall be adjusted to 115% of such Reference Price. If during the 12 months preceding a Reset Date there is more than one consecutive 40- Trading Day period when the Volume Weighted Average Closing Price is below 85% of the Initial Conversion Price, then the Conversion Price for the applicable Reset Date shall be calculated based on the lower of (i) the Volume Weighted Average Closing Price of the most recent applicable 40- Trading Day Period and (ii) the average Volume Weighted Average Closing Price for all applicable 40-Trading Day Periods within the most recent 6 months. Notwithstanding the foregoing, in no event shall the Conversion Price be lower than 60% of the Initial Conversion Price.
Section 5.6    Notices.
(a)Immediately upon any adjustment of the Conversion Rate, the Company shall give notice of such adjustment to the Agent setting forth in reasonable detail and certifying the calculation of such adjustment, and the Agent shall send written notice thereof to each holder of this Note. Immediately upon any adjustment of the Conversion Price, the Agent shall send written notice thereof to the Company and each holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

31

ny-2522610.14A

(b)The Company shall send written notice to the Agent at least twenty (20) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon Ordinary Shares (whether direct or in the form of ADSs), any subdivision, stock split, reverse stock split or combination, or any tender offer or exchange offer,
(ii) with respect to any pro rata subscription offer to holders of Ordinary Shares (whether direct or in the form of ADSs) or (iii) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation.
(c)The Company shall also give at least twenty (20) days’ prior written notice to the Agent of the date on which any Fundamental Change, dissolution or liquidation shall take place.
ARTICLE VI CERTAIN COVENANTS
Section 6.1    Additional Amounts.
(a)All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to the Note, including payments of principal, payments of interest and payments of cash and/or deliveries of ADSs (together with payments of cash for any fractional ADS) upon conversion of the Note, shall be made free from any restriction or condition without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay to the holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such holder had no such withholding or deduction been required; provided that no Additional Amounts shall be payable for or on account of
(i)any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(1)the existence of any present or former connection between the holder of the Note and the Relevant Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

32

ny-2522610.14A

(2)the failure of the holder to comply with a timely request from the Company or any successor of the Company, addressed to the holder, to provide certification, information, documents or other evidence concerning the holder’s or nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or
(3)the presentation of the Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;
(ii)any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge; or
(iii)any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments or deliveries under or with respect to the Note.
(b)If the Company or its successor is required to make any deduction or withholding from any payments or deliveries with respect to the Note, it shall deliver to the holder official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.
Section 6.2 Increase in Conversion Rate Upon a Make Whole Fundamental Change Upon the occurrence of a Make Whole Fundamental Change, the Conversion Rate will be adjusted based on the Make Whole Premium with respect to any conversion requests made by the holder from the date of the announcement by the Company of the event giving rise to the Make Whole Fundamental Change until ten days after the consummation of such event.
Section 6.3    Repurchase of the Note Upon a Fundamental Change.
(a)Upon the occurrence of a Fundamental Change, the Company will offer to repurchase the Note at a purchase price of 100% plus accrued and unpaid interest, calculated to the date of repurchase.
(b)The Company will permit the holder of the Note to present the Note for repurchase at any time prior to ten days following the consummation of the event giving rise to the Fundamental Change.
(c)If the Fundamental Change giving rise to the repurchase obligation pursuant to this Section 6.3 is also a Make Whole Fundamental Change, then the Company will permit the holder of the Note to present the Note for repurchase pursuant to this Section 6.3 for as long as the Note may also be converted at an adjusted Conversion Price based on the Make Whole Premium, as contemplated by Section 6.2 and, in such case, the purchase price will be 100%, plus the Make Whole Premium plus (without duplication) accrued and unpaid interest.

33

ny-2522610.14A

Section 6.4 Certain Negative Covenants. So long as any Note remains outstanding, without the consent of the Majority Noteholders, the Company will not and will not permit any of its subsidiaries to,
(a)incur, directly or indirectly, including by refinancing, contingently or otherwise, or otherwise become liable in respect of, or amend the existing terms relating to, any Indebtedness; provided that this section (a) shall not restrict incurrence of any Permitted Debt or amend the existing terms of any Permitted Debt (including but not limited to, change of the amount of the commitment or credit line under such Existing Working Capital Facilities).
(b)directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of the Company or any subsidiary thereof with a fair market value in excess of US$ 5,000,000, other than (i) any transaction or arrangement between or among the Company and Promethean (and its subsidiaries) undertaken in the ordinary course of business and (ii) any employment agreement or directorship agreement between any Group Company and its Affiliates.
(c)consummate any Asset Sale or Asset Acquisition, in each case in a single or series of related transactions, with a value or fair market value in excess of US$20,000,000, except for any sale or acquisition of equipment or inventory made in the ordinary course of trading.
(d)undertake any capital expenditures (other than capitalized research and development expenses) in excess of US$20,000,000 in any fiscal year.
(e)permit, at any time, the ratio of the total Indebtedness of the Company (which shall include the outstanding amount under the Note and all Permitted Debt, but exclude any outstanding amount under Existing Working Capital Facilities, (as may be amended from time to time in accordance with the terms of the Note)) to the Company’s EBITDA for the most recent 12 months to exceed 3:1.
Section 6.5    Certain Securities Matters.
(a)The Company covenants that all Ordinary Shares delivered upon conversion of the Note, and, if applicable, all ADSs representing such Ordinary Shares (such Ordinary Shares and, if applicable, ADSs, the “Conversion Securities”), will be fully paid and non- assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(b)The Company covenants that, if any of the Conversion Securities require registration with or approval of any governmental authority under any federal or state law before such Conversion Securities may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the United States Securities Exchange Commission, secure such registration or approval, as the case may be.
(c)The Company further covenants that if at any time Conversion Securities are delivered, such Ordinary Shares or ADSs are listed on the NYSE or another national securities exchange or automated quotation system the Company will use reasonable best efforts to list and

34

ny-2522610.14A

keep listed, so long as the applicable Conversion Securities shall be so listed on such exchange or automated quotation system, any Conversion Securities deliverable upon conversion of the Note.
(d)The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Note into Conversion Securities and the issuance of Conversion Securities (including, if applicable, the deposit into the ADS facility, of the Ordinary Shares represented by such ADSs). The Company also undertakes to maintain, as long as any Note is outstanding and the public trading market for the Company’s equity securities is in the form of ADSs, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of the Note and the Deposit Agreement upon conversion of the Note in full into ADSs.
(e)If the Ordinary Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply. The Company shall provide written notice to the Agent upon the occurrence of the foregoing.
Section 6.6 Transfers of the Note. (a) Purchaser or any subsequent holder of the Note may transfer all or a portion of the Note, in a single transaction or multiple transactions, to any third party so long as such transfer complies with the legends set forth on the Note and otherwise complies with applicable securities laws. Any transfer of the Note made in violation of this Section
6.6 shall be null and void ab initio and shall not be recorded on the books and records of the Company.
(b)Any holder of the Note seeking to transfer all or a portion of the Note will deliver notice of such intended transfer to the Company and the Agent. Upon receipt of such Notice, the Company will take all action necessary to effect such transfer, including promptly issuing one or more new Notes to such transferees.
(c)In the event that all or a portion of the Note has been transferred to multiple holders, references in the Note to the singular form of “Note” and “holder” shall instead refer to the plural form of such words, mutatis mutandis.
ARTICLE VII
AMENDMENT, WAIVER AND NOTEHOLDERS’ RESOLUTIONS
The provisions of any Note may only be amended with the consent of the holder of the Note, provided that the Company can amend the Note pursuant to Section 5.4 or Article XIII in any manner specifically contemplated by such provisions that does not adversely impact the legal

35

ny-2522610.14A

rights of the holder of the Note. Further, neither of the Guaranty Agreement nor the Security Agreement may be amended without the consent of the holders of the Required Holders.
The Company may at any time and shall at the request in writing of Majority Noteholders convene a meeting of holders of the Notes by giving not less than 7 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) thereof to holders of the Notes which notice shall specify the date, time and place of the meeting and shall specify the nature of the resolutions to be proposed. Such meeting shall have power by a resolution passed by the Majority Noteholders or Required Noteholders (as applicable) to, among other things, approve matters contemplated under Section 6.4, sanction any amendment or waiver or compromise or agreement or any arrangement in respect of the rights of the holders against the Company, to do anything required to be done by resolution and to assent to any amendment or abrogation of the provisions of the Notes (including all matters in relation to or in connection with the Bond Documents). A resolution signed by the Majority Noteholders shall be as valid and effectual as if it had been passed at a meeting of holders of the Notes duly convened and held. All resolutions passed at any meeting or resolutions by way of written resolutions or any actions taken by the Majority Noteholders or Required Noteholders (as applicable) shall be binding on all holders of the Notes, whether or not they are present or represented at the meeting. The provisions governing the conduct of meetings are as set out in Exhibit 2 (Provisions Governing Noteholder Meetings) hereto.

ARTICLE VIII CANCELLATION
After the entire principal amount (including any accrued and unpaid interest) at any time owed on this Note has been paid in full or this Note has been converted in full to Ordinary Shares (or ADSs, as applicable) or other property, this Note shall be surrendered to the Company for cancellation and shall not be reissued.
ARTICLE IX PAYMENTS
This Note is payable without relief from valuation or appraisement laws. All payments to be made to the holder of the Note shall be made in the lawful money of the United States of America in immediately available funds; provided, that the Company shall not have the right to pre-pay the outstanding principal of any Note without the consent of the holder of the Note.
ARTICLE X PLACE OF PAYMENT
Payments of principal and interest shall be delivered to the holder at an account to be specified in writing to the Company and the Agent from time to time.

36

ny-2522610.14A

ARTICLE XI

GOVERNING LAW AND DISPUTE RESOLUTION
Section 11.1 THIS NOTE AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).
Section 11.2    Arbitration.
(a)Any dispute, controversy, difference or claim arising out of or relating to this Note (including without limitation any question regarding its existence, validity, interpretation, performance, breach or termination or any dispute regarding non-contractual obligations arising out of or relating to it) shall be referred to and finally resolved by arbitration in New York before a single arbitrator of the American Arbitration Association (the “AAA”).
(b)The arbitrator shall be selected by application of the rules of the AAA, except that such arbitrator shall be an attorney admitted to practice law in the State of New York. Nothing in this section shall limit a party’s right to obtain an injunction for a breach of the Note from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator fully adjudicates the dispute.
ARTICLE XII SUBORDINATION
This Note and the interest accrued under the Note are the senior obligations of the Company and will rank pari passu in right of payment with all other senior and unsubordinated obligations of the Company.
ARTICLE XIII

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
Section 13.1 Company may Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 13.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:
(a)the resulting, surviving or transferee person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by amendment of the Note all of the obligations of the Company under the Note; and
(b)immediately after giving effect to such transaction, no Event of Default or an event that would become an Event of Default with notice and/or the passage of time shall have occurred and be continuing.

37

ny-2522610.14A

For purposes of this Section 13.1, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 13.2 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company by amendment to the Note of the due and punctual payment of the principal of and accrued and unpaid interest on the Note, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Note and the due and punctual performance of all of the covenants and conditions of the Note to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.
ARTICLE XIV GUARANTY AND SECURITY
Section 14.1    Guaranty Agreement.
The holder of the Note shall benefit from the separate guarantee of the Note, as reflected in the Guaranty Agreement dated as of the Closing Date, as it may be amended from time to time in accordance with Article VII of this Note, by and between the Guarantor and the Agent.
Section 14.2    Security Agreement.
The holder of the Note shall benefit from a share charge granted pursuant to the Share Charge Agreement dated as of the Closing Date, as it may be amended from time to time in accordance with Article VII of this Note. The share charge may be released on the terms and subject to the conditions set forth in the Share Charge Agreement.

[Signature Page Follows]

31

ny-2522610.14A

2023.

IN WITNESS WHEREOF, the Company has executed and delivered this Note on [●],

GRAVITAS EDUCATION HOLDINGS, INC.

By:      Name:      Title:

ny-2522610.14A

EXHBIT 1

Form of Notice of Conversion

33

ny-2522610.14A

[FORM OF NOTICE OF CONVERSION]

To:    Wilmington Savings Fund Society, FSB 500 Delaware Avenue, 11th Floor Wilmington, DE 19801
Attention: Gravitas Education Holdings Inc. Administrator
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into Ordinary Shares in accordance with the terms of this Note, and directs that any Ordinary Shares or ADSs issuable and deliverable upon such conversion, together with any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in this Note.
Dated:

Signature(s)

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $    ,000

34

ny-2522610.14A

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

35

ny-2522610.14A

EXHBIT 2

PROVISIONS GOVERNING NOTEHOLDER MEETINGS

1.Poll

On a poll, each holders of the Notes, proxy or representative will have a vote in respect of each US$1 in principal amount of Notes held or for which it is a proxy or representative. All votes will be conducted by poll.

2.Proxies

(a).Any holder of the Note shall be permitted to appoint a proxy to represent him at any meeting of holders of the Notes. A proxy need not be a holder of the Note and need not be a member of the Company. Any holder of the Note wishing to appoint a proxy must deliver to the specified office of the Company a notice in writing signed by the holder of the Note or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation stating that the holder of the Note desires to appoint a proxy to represent the holder of the Note at the meeting. The notice shall state the name of the proxy and the notice will only be valid if delivered to the specified office of the Company at least 48 hours prior to the time appointed for the commencement of the meeting. A validly appointed proxy shall have the right to vote on a resolution or act on his or its behalf in connection with any meeting or proposed meeting. A holder of a Note which is a corporation may, by delivering to the specified office of the Company not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English, authorize any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of holders of the Notes.
(b).A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of holders of the Notes specified in such appointment, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder.
3.Adjournments

(a).If within a quarter of an hour after the time appointed for any meeting of holders of the Notes a quorum as set out in paragraph 2 above is not present, the meeting shall stand adjourned to such day (not being less than 14 or more than 28 days after the date of the meeting from which such adjournment takes place) and time and place as the chairman of the meeting may determine and at the adjourned meeting the holders present (whatever the amount held or represented by them) shall form a quorum. Notice of an adjourned meeting shall be given in like manner as for the original meeting and such notice shall state that the holders of the Notes present at such meeting whatever their number or the Notes held or represented by them will constitute a quorum for all purposes.

ny-2522610.14A

(b).The chairman of the meeting may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which may not lawfully have been transacted at the meeting from which the adjournment took place.
(c).The chairman shall be selected by the Company, failing which the Majority Noteholders (on behalf of all Noteholders) shall be entitled to elect a chairman (who need not be a Noteholder).
(d).Holders of the Notes, proxies and representatives shall be entitled to attend and vote at any meeting of holders of the Notes.
(e).The following persons shall be entitled to attend any meeting of the holders of the Notes:
(i).representatives of the Company; and
(ii).the Company’s legal and financial advisers.
4.Written Resolutions

A resolution in writing signed by or on behalf of the Majority Noteholders or Required Noteholders (as applicable) who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as a resolution passed at a meeting of holders of Notes convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of holders of Notes.

37

ny-2522610.14A

Schedule 1

[Existing Working Capital Facilities]

ny-2522610.14A

EXHIBIT C
FORM OF SHARE CHARGE AGREEMENT

D-1

167606.01D-BEISR01A - MSW
sf-5453963

DATED     2023

[ELMTREE]1
as Chargor

and

WILMINGTON SAVINGS FUND SOCIETY, FSB
as Collateral Agent

SHARE CHARGE

1 Note: ELMTREE’s name is not confirmed yet.

CONTENTS
1.Definitions & Interpretation    2
2.Covenant to Pay    5
3.Charging Provisions    6
4.General Security Provisions    6
5.Perfection of Security    8
6.Negative Pledge    9
7.Restrictions on Disposals    9
8.Further Assurance    9
9.Representations    10
10.Voting Rights and Dividends    12
11.General Undertakings    13
12.Security Power of Attorney    14
13.Enforcement of Security    15
14.Protection of Third Parties    19
15.Suspense Account    19
16.Subsequent Security    19
17.Payments    19
18.Amendments and Waivers    20
19.Application of Proceeds    20
20.Gross-Up    20
21.Stamp Taxes and Other Taxes    20
22.Set-Off    20
23.Miscellaneous    20
24.Notices    22
25.Release of Security    23
26.Counterparts    23
27.Governing Law    24
28.Jurisdiction    24
Schedule 1 Shares    25

-i-

TK-905166

THIS SHARE CHARGE (referred to herein as this “Deed”) is made and delivered as a deed on
    2023
BETWEEN:
(1)[ELMTREE], a company registered under the laws of [●] with company registration number [●] with its registered office at [●] (the “Chargor”)]2; and
(2)WILMINGTON SAVINGS FUND SOCIETY, FSB as security trustee for the other Secured Parties (the “Collateral Agent”).
IT IS HEREBY AGREED AS FOLLOWS
1.DEFINITIONS & INTERPRETATION
1.1Unless otherwise defined or the context otherwise requires, words or expressions defined in the Note Purchase Agreement shall have the same meaning when used in this Deed.
1.2In addition, in this Deed:
“Cayman Companies Act” means the Companies Act (as amended) of the Cayman Islands.
“Company” means Promethean World Limited, a private limited company registered under the laws of England and Wales with company registration number 07118000 with its registered office at Promethean House Lower Philips Road, Whitebirk Industrial Estate, Blackburn, Lancashire, BB1 5TH.
“Effective Time” means the time at which the deed of release in respect of the Existing Share Charge takes effect.
“Enforcement Notice” means a written notice given by the Collateral Agent to the Chargor at any time after the occurrence of the events as set out under Clause 13.1, notifying the Chargor that the Collateral Agent intends to enforce on the Security.
“Existing Share Charge” the share charge agreement dated March 9, 2020 between Digital Train Limited as chargor and Madison Pacific Trust Limited as security agent in respect of the Shares under the Existing Bonds, as amended, varied, novated or supplemented from time to time.
“Issuer” means Gravitas Education Holdings, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands.
“Legal Reservations” shall mean(a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under any applicable law of any relevant jurisdiction, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and (c) similar principles, rights and defences under the laws of any relevant jurisdiction.
“Note Purchase Agreement” means the senior secured convertible note purchase agreement dated April 18, 2023 by and between, the Issuer as issuer of the notes thereunder, and the
2 Note to Draft: ELMTREE will be set up after signing of BCA.

TK-905166

purchaser of notes identified therein, as Purchaser, as amended, varied, novated or supplemented from time to time.
“Obligors” means the Chargor, the Company and the Issuer. “Party” means a party to this Deed.
“Perfection Requirements” shall mean any and all registrations, filings, notarisations, notices, payment of stamp, registration, notarial or other similar taxes or fees and other actions and steps required to be made in any applicable jurisdiction in order to perfect security interests created by the Share Charge Agreement or in order to achieve the relevant priority for such security interests.
“Qualified Equity Financing” means an equity financing raised by the Issuer based on an implied valuation at least equal to the merger valuation which yields cash proceeds of at least
$50,000,000 (less all fees and expenses incurred in connection with the financing).
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Assets.
“Register of Mortgages and Charges” means the register of mortgages and charges of the Chargor maintained in accordance with section 54 of the Cayman Companies Act.
“Related Rights” means, in respect of any Share:
(a)all monies paid or payable in respect of that Share (whether as income, capital or otherwise);
(b)all shares, investments or other assets derived from that Share; and
(c)all rights derived from or incidental to that Share.
“Secured Assets” means all of the assets which from time to time are the subject of the Security created (or expressed to be created) by or under this Deed in favour of the Collateral Agent.
“Secured Obligations” means all present and future obligations and liabilities at any time due, owing or incurred by the Issuer, the Company and the Chargor to any of the Secured Parties under the Bond Documents (whether actual or contingent and whether owed jointly, severally or in any other capacity).
“Secured Parties” means the Collateral Agent and the Purchaser, together with their respective successors, assigns, and transferees.
“Security” means any mortgage, charge, pledge, lien, assignment or other security securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Security Period” means the period beginning on the Effective Time and ending on the earliest to occur of:
(a)the date on which (i) all Notes issued pursuant to the Bond Documents have been converted and all Ordinary Shares or ADSs issued upon such conversion shall have been made eligible for listing on the New York Stock Exchange in accordance with the terms of the Bond Documents (provided that such eligibility need not be available if at the time of such conversion the Ordinary Shares or ADSs are not then tradeable under Rule 144 (or any other exemption from registration) under the Securities Act of 1933

TK-905166

(as amended from time to time) without limitation on the amount of securities sold or the manner of sale), and (ii) the Issuer shall have received the cash proceeds of a Qualified Equity Financing; or
(b)the later to occur of: (i) the Maturity Date with respect to the Notes; and (ii) the date on which all obligations of the Issuer pursuant to the Bond Documents are paid in full or otherwise fully satisfied (other than inchoate indemnity obligations).
“Shares” means all shares in the capital of the Company, present and future, held directly or indirectly by (or to the order of or on behalf of) the Chargor from time to time including any shares and investments (if any) specified in Schedule 1 (Shares).
“Trust Property” means:
(a)the Security created or evidenced or expressed to be created or evidenced under or pursuant to any of the Bond Documents (being the “Bond Security”), and expressed to be granted in favour of the Collateral Agent as trustee for the Secured Parties and all proceeds of that Bond Security;
(b)all obligations expressed to be undertaken by the Obligors to pay amounts in respect of its liabilities to the Collateral Agent as trustee for the Secured Parties and secured by the Bond Security together with all representations and warranties expressed to be given by the Obligors in favour of the Collateral Agent as trustee for the Secured Parties;
(c)the Collateral Agent’s interest in any trust fund created pursuant to any turnover of receipt provisions in any Bond Documents; and
(d)any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Collateral Agent is required by the terms of the Bond Documents to hold as trustee on trust for the Secured Parties.
1.3Interpretation
In this Deed:
(a)Unless a contrary indication appears, a reference to:
(i)the “Chargor”, the “Collateral Agent”, the “Company”, the “Issuer”, the “Secured Parties”, or any other person shall be construed so as to include its successors in title, permitted assigns and/or permitted transferees;
(ii)a reference in this Deed to any Secured Asset or other asset includes, unless the contrary intention appears, present and future Secured Assets and other assets.
(iii)the absence of or incomplete details of any Secured Assets in any Schedule to this Deed shall not affect the legal validity or enforceability of any Security under this Deed; and
(iv)this Deed, the Note Purchase Agreement or any other agreement or instrument is a reference to this Deed, the Note Purchase Agreement or that other agreement or instrument as amended, novated, varied, released, supplemented, extended or restated or replaced from time to time (however fundamentally).

TK-905166

(b)A reference to a Clause or Schedule is a reference to a clause or schedule to this Deed and any reference to this Deed includes its Schedules.
(c)A provision of law is a reference to that provision as amended or re-enacted.
(d)The index to an the headings in this Deed are inserted for convenience only and are to be ignored in construing this Deed.
(e)Words importing the plural shall include the singular and vice versa.
1.4Third Party Rights
The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Deed and no rights or benefits expressly or impliedly conferred by this Deed shall be enforceable under that Act against the Parties by any other person.
1.5Collateral Agent assumes no obligation
The Collateral Agent shall not be under any obligation in relation to the Secured Assets as a consequence of this Deed and the Chargor shall at all times remain liable to perform all obligations in respect of the Secured Assets.
1.6Conflicts
Notwithstanding anything in this Deed to the contrary, the security granted in favour of the Collateral Agent remains subject to the Note Purchase Agreement. In the event of any inconsistency or conflict between the terms of this Deed and the Note Purchase Agreement, the terms of the Note Purchase Agreement shall prevail.
1.7Declaration of trust
(a)Pursuant to its appointment as agent under section 9.7 of the Note Purchase Agreement, the Collateral Agent hereby accepts its appointment as agent and trustee by the Secured Parties and declares (and the Chargor hereby acknowledges) that the Trust Property (including the security constituted by this Deed) is held by the Collateral Agent as trustee for and on behalf of the Secured Parties on the basis of the duties, obligations and responsibilities set out in the Bond Documents.
(b)Section 1 of the Trustee Act 2000 shall not apply to the duties of the Collateral Agent in relation to the trusts created by this Deed or any other Bond Document. In performing its duties, obligations and responsibilities, the Collateral Agent shall be considered to be acting only in a mechanical and administrative capacity or as expressly provided in this Deed and the other Bond Documents.
(c)In acting as trustee for the Secured Parties under this Deed, the Collateral Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments. Any information received by some other division or department of the Collateral Agent may be treated as confidential and shall not be regarded as having been given to the Collateral Agent’s trustee division.
2.COVENANT TO PAY
1.1Covenant to pay

TK-905166

(a)The Chargor as primary obligor covenants with the Secured Parties that it shall, on demand, pay and discharge to the Secured Parties the Secured Obligations in the manner provided for in the Bond Documents pursuant to which such Secured Obligations arise and whether the relevant indebtedness, obligations or liabilities are express or implied; present, future or contingent; joint or several; incurred as principal or surety or in any other manner whatsoever. The Chargor hereby agrees to indemnify the Collateral Agent and each of the other Secured Parties against any losses, costs, charges, expenses and liabilities arising from any breach or failure to pay, discharge and satisfy the Secured Obligations in accordance with their respective terms.
(b)The covenants contained in this Clause 2.1 and the Security created by this Deed shall not extend to or include any liability or sum which would otherwise cause any such covenant or Security to be unlawful or prohibited by any applicable law.
1.2Default interest
If any amount payable by the Chargor under this Deed is not paid on its due date, interest shall accrue on a daily basis on the overdue amount from the due date of payment of such sum until the date of actual payment (both before and after judgment) at the default rate of 2% per annum higher than the rate as stipulated under Section 2.1 (Cash Interest Payments) of the Note.
3.CHARGING PROVISIONS
1.1General
All Security created by the Chargor in favour of the Collateral Agent under Clause 3.2 (Grant of Security) is:
(a)created with full title guarantee;
(b)continuing Security for the payment and discharge of the Secured Obligations; and
(c)granted in respect of all the rights, title and interest (if any), present and future, of the Chargor in and to the relevant Secured Asset.
1.2Grant of Security
With effect from the Effective Time, the Chargor charges by way of first fixed charge, in favour of the Collateral Agent as trustee for the Secured Parties, all of its present and future rights, benefits, title and interest in and to all the Shares and Related Rights which are at any time owned by the Chargor or in which the Chargor has an interest from time to time.
4.GENERAL SECURITY PROVISIONS
1.1Continuing security
The Security constituted by this Deed shall be continuing security and shall remain in full force and effect for the duration of the Security Period and regardless of any intermediate payment, discharge, satisfaction or settlement by any person of the whole or any part of the Secured Obligations or any other act, matter or thing.
If upon final repayment and satisfaction of the Secured Obligations there shall exist any right on the part of the Chargor or any other person to draw funds or otherwise which, if exercised, would or might cause the Chargor to become actually or contingently liable to any Secured Party, whether as principal debtor or as surety for another person, then the relevant Secured

TK-905166

Party will be entitled to retain this Deed and all rights, remedies and powers conferred by this Deed for so long as shall or might be necessary to secure the discharge of such actual or contingent liability.
1.2Additional security
The Security created, or purported to be created, by this Deed is in addition to and is not in any way prejudiced or affected by any other guarantee, Security or other right now or subsequently held by any Secured Party whether in relation to the Secured Obligations or otherwise.
1.3Settlements conditional
(a)If the Collateral Agent considers (in its reasonable opinion) that any amount paid by any person (including, for the avoidance of doubt, the Chargor) in respect of the Secured Obligations could reasonably be expected to be avoided or set aside for any reason, then for the purposes of this Deed, such amount shall not be considered to have been irrevocably paid.
(b)Any settlement, discharge or release between the Chargor and the Collateral Agent shall be conditional upon no Security or payment to or for the Collateral Agent by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any law relating to bankruptcy, insolvency, liquidation or otherwise.
1.4Waiver of defences
The liability of the Chargor under this Deed will not be affected by any act, omission, matter or thing which, but for this Clause 4.4, would reduce, release or prejudice any of its liability under this Deed (without limitation and whether or not known to it or the Collateral Agent) including:
(a)any time, waiver or consent granted to, or composition with, any Obligor or any other person;
(b)the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or such other person;
(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;
(d)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;
(e)any amendment (however fundamental) or replacement of any Bond Document, any other document or any Security;
(f)any security, guarantee, indemnity, remedy or other right held by, or available to, a Secured Party;
(g)any unenforceability, illegality or invalidity of any obligation of any person under any document or Security; or

TK-905166

(h)any insolvency or similar proceedings.
1.5Immediate recourse
The Chargor waives any right it may have of first requiring any Secured Party (or any trustee, Receiver or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before enforcing its rights under and in accordance with Clause 13 (Enforcement of Security). This waiver applies irrespective of any law or any provision of any Bond Document or any other document to the contrary.
1.6Deferral of rights
Until the end of the Security Period and unless the Collateral Agent otherwise directs in writing, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed or by reason of any amount being payable, or liability arising, under this Deed:
(a)to be indemnified by any Obligor;
(b)to claim any contribution from any guarantor of any Obligor’s obligations under any other Bond Document;
(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any Secured Party under the Bond Documents or of any other guarantee or Security taken pursuant to, or in connection with, the Bond Documents by any Secured Party;
(d)to bring legal or other proceedings for an order requiring any Obligor or any other person to make any payment, or perform any obligation, in respect of which any Obligor or other person has given a guarantee, undertaking or indemnity under any Bond Document;
(e)to exercise any right of set-off against any Obligor or any other person; and/or
(f)to claim or prove as a creditor of any Obligor or any other person in competition with any Secured Party.
If the Chargor receives any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the a Secured Party by the Obligors under or in connection with the Bond Documents to be paid in full) on trust for the Secured Parties, and shall promptly pay or transfer the same to the Collateral Agent or as the Collateral Agent may direct for application in accordance with Clause 19 (Application of proceeds).
5.PERFECTION OF SECURITY
1.1Deposit of documents
(a)The Chargor shall promptly after the date of the Effective Time (and in any event within 3 days of the date of this Deed) deposit with the Collateral Agent (or procure the deposit of) all certificates and other documents of title to the Shares, and stock transfer forms (executed in blank by or on behalf of the Chargor) in respect of the Shares and the Collateral Agent shall be able to hold such documents of title and stock transfer forms until the Secured Obligations have been irrevocably and unconditionally discharged in full and shall be entitled, at any time following the occurrence of an Event of Default

TK-905166

to complete, under its power of attorney given in this Deed, the stock transfer forms on behalf of the Chargor in favour of itself or such other person as it shall select.
(b)The Chargor shall, promptly upon (and in any event within thirty business days of) the accrual, offer or issue of any stocks, shares, warrants or other securities in respect of or derived from the Shares and the Related Rights (or upon acquiring any interest therein) notify the Collateral Agent of that occurrence and deposit with the Collateral Agent (or procure the deposit of): (i) all certificates and other documents of title representing such assets and (ii) such stock transfer forms or other instruments of transfer (executed in blank by or on behalf of the Chargor) in respect thereof as the Collateral Agent may require.
1.2Cayman Registration
The Chargor shall upon the Effective Time, instruct its registered office provider to enter particulars as required by the Cayman Companies Act created pursuant to this Deed in the Register of Mortgages and Charges and immediately after entry of such particulars has been made, and in any event within 15 business days after the date of the Effective Time, provide the Collateral Agent with a certified true copy of the updated Register of Mortgages and Charges in a form and substance satisfactory to the Collateral Agent.
1.3Custodians
The Collateral Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to all or any part of the Secured Assets as the Collateral Agent may reasonably determine and the Collateral Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any such person or be bound to supervise the proceedings or acts of any such person.
6.NEGATIVE PLEDGE
The Chargor shall not at any time during the Security Period create or permit to subsist any Security over all or any part of the Secured Assets other than the Security created pursuant to this Deed.
7.RESTRICTIONS ON DISPOSALS
The Chargor shall not at any time during the Security Period enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any Secured Assets.
8.FURTHER ASSURANCE
1.1The Chargor shall promptly do all such acts and execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions and making all filings and registrations) as the Collateral Agent may reasonably specify (and in such form as the Collateral Agent may require) in favour of the Collateral Agent or its nominee(s)):
(a)to create, perfect, protect and maintain the Security created or intended to be created under or evidenced by this Deed or for the exercise of any rights, powers and remedies of the Collateral Agent provided by or pursuant to this Deed or by law; and/or
(b)to, when and for so long as the Security constituted by this Deed is enforceable in accordance with Clause 13 (Enforcement of Security), facilitate the realisation of the

TK-905166

assets which are, or are intended to be, the subject of the Security created by or under this Deed.
1.2The Chargor shall take all such action as is available to it (including making all filings and registrations) as may be necessary or desirable for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Collateral Agent by or pursuant to this Deed.
1.3Any document required to be executed by the Chargor under this Clause 8 will be prepared at the cost of the Chargor.
9.REPRESENTATIONS
1.1General
The Chargor makes the representations and warranties set out in this Clause 9 to the Secured Parties.
1.2Status
It is a company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.
1.3Binding obligations and security
(a)Subject to the Legal Reservations, the obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable obligations; and
(b)This Deed creates the Security which it purports to create and the Security is valid and effective.
1.4Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:
(a)any law or regulation applicable to it;
(b)its constitutional documents; or
(c)any agreement or other document binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or other document.
1.5Power and authority
Subject to the Legal Reservations and the Perfection Requirements, it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated by it.
1.6Validity and admissibility in evidence
Subject to the Legal Reservations and the Perfection Requirements, all authorizations required:
(a)to enable it lawfully to execute, deliver and perform its obligations this Deed; and

TK-905166

(b)to make this Deed admissible in evidence in its jurisdiction of incorporation (other than, in respect of the Cayman Islands, the payment of stamp duty referred to in Clause 9.7 (No filing or stamp taxes)), have been obtained or effected and are in full force and effect.
1.7No filing or stamp taxes
No stamp registration duty or similar tax or charge is payable under the laws of its jurisdiction of incorporation in respect of this Deed provided that stamp duty will be payable in respect of this Deed if this Deed is executed in, brought into or produced before a court of the Cayman Islands.
1.8Good title to assets
It has a good, valid and marketable title to the Secured Assets and none of the Secured Assets is entitled to immunity on any grounds from any legal proceeding.
1.9Legal and beneficial ownership
It is the sole legal and beneficial owner of the assets over which it purports to grant Security in this Deed, free from any other Security.
1.10Shares
(a)The Shares are:
(i)fully paid;
(ii)not subject to any option to purchase or similar rights; and
(iii)freely transferable with no consents being required to the transfer or its registration.
(b)The Shares constitute the whole of the issued share capital of the Company.
1.11Ranking
Subject to the Legal Reservations and the Perfection Requirements, the Security created by this Deed has or will, upon registration of the particulars of the Security in accordance with Clause
5.2 (Cayman registration), have first ranking priority and it is not subject to any prior ranking or pari passu Security.
1.12No default
No event or circumstance has occurred which constitutes a default under any deed or instrument which is binding on it, or to which its Secured Assets are subject.
1.13Times when representations made
(a)All the representations and warranties in this Clause 9:
(i)are made by the Chargor on the date of this Deed; and
(ii)shall be deemed to be repeated by the Chargor on each day falling within the Security Period.

TK-905166

(b)Each representation or warranty made or deemed to be repeated after the date of this Deed shall be made or deemed to be repeated by reference to the facts and circumstances existing at the date the representation or warranty is made or deemed to be repeated.
10.VOTING RIGHTS AND DIVIDENDS
1.1Voting rights and dividends prior to an Event of Default
Prior to the occurrence and during the continuance of an Event of Default, the Chargor shall:
(a)be entitled to receive all dividends, interest and other monies or distributions of an income nature arising from the Shares;
(b)be entitled to exercise all voting rights in relation to the Shares, provided that:
(i)    it does so for a purpose not inconsistent with other provisions of this Deed and the Bond Documents; and
(ii)the exercise of or, as the case may be, the failure to exercise those rights would not affect the fundamental characteristics or have an adverse effect on the ability of the Collateral Agent to realise the Security and would not otherwise prejudice the interests of any Secured Parties under any Bond Document.
1.2Voting rights and dividends after an Event of Default
Upon the occurrence of an Event of Default, the Collateral Agent may, at its discretion, in the name of the Chargor or otherwise and without any further consent or authority from the Chargor:
(a)exercise (or refrain from exercising) any voting rights in respect of the Shares;
(b)apply all dividends, interest and other monies arising from the Shares (if any) as though they were the proceeds of sale in accordance with Clause 19 (Application of Proceeds);
(c)transfer the Shares into the name of the Collateral Agent or such nominee(s) of the Collateral Agent as it shall require; and
(d)exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Shares including the right, in relation to the Company, to concur or participate in:
(i)the reconstruction, amalgamation, sale or other disposal of the Company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof);
(ii)the release, modification or variation of any rights or liabilities attaching to such shares or securities; and
(iii)the exercise, renunciation or assignment of any right to subscribe for any shares or securities, in each case in the manner and on the terms the Collateral Agent thinks fit, and the proceeds of any such action shall form part of the Shares.

TK-905166

1.3Payment of calls
The Chargor shall pay when due all calls or other payments which may be or become due in respect of any of the Shares, and in any case of default by it in such payment, the Collateral Agent may, if it thinks fit, but is not obliged to, make such payment on its behalf in which case any sums paid by the Collateral Agent shall be reimbursed by the Chargor to the Collateral Agent on demand and shall carry interest from the date of payment by the Collateral Agent until reimbursed in accordance with Clause 2.2 (Default interest).
1.4Exercise of rights
The Chargor shall not exercise any of its rights and powers in relation to any of the Shares in any manner which would prejudice the value of, or the ability of the Collateral Agent to realise, the Security created pursuant to this Deed.
11.GENERAL UNDERTAKINGS
1.1Secured Assets
The Chargor shall during the Security Period in respect of any Secured Asset:
(a)take all such steps and do all such acts as may be necessary or desirable to preserve and maintain the subsistence, validity and value of such Secured Assets;
(b)observe, perform and otherwise comply with all covenants and other obligations and matters (whether or not contained in any lease, agreement or other document) from time to time affecting any of the Secured Assets or their use or enjoyment; and
(c)not use or permit any such Secured Asset to be used in any way which may adversely affect its value.
1.2Retention of documents
The Collateral Agent may retain any document constituting part of the Secured Assets delivered to it pursuant to this Deed or otherwise until the Security created by this Deed is released and if for any reason it ceases to hold any such document before such time, it may by notice to the Chargor require that the relevant document, to the extent in the Chargor’s possession, be redelivered to it and the Chargor shall promptly comply (or procure compliance) with such notice, to the extent reasonably possible.
1.3Defence of Secured Assets
The Chargor shall take all such reasonable and necessary action, at its own expense, to appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Secured Assets.
1.4Compliance with obligations
The Chargor shall:
(a)observe, perform and otherwise comply with all covenants and other obligations and matters (whether or not contained in any lease, agreement or other document) from time to time affecting any of the Secured Assets or their use or enjoyment;
(b)comply with all (and not permit any breach of any) bye-laws and other laws and

TK-905166

regulations (whether relating to planning, building or any other matter) affecting any of the Secured Assets; and
(c)pay (or procure the payment of) all rents, rates, taxes, charges, assessments, impositions and other outgoings of any kind which are from time to time payable (whether by the owner or the occupier) in respect of any of the Secured Assets.
1.5Enforcement of rights
The Chargor shall at its own cost use its best endeavours to enforce any rights and institute, continue or defend any proceedings relating to any of the Secured Assets which the Collateral Agent may from time to time require.
1.6Preservation of Secured Assets
The Chargor shall do and perform all reasonable acts that may be necessary to maintain, preserve and protect the Secured Assets.
1.7Issuance of Shares
The Chargor will not consent to or approve, or allow the Company to consent to or approve, the issuance to any person of any additional shares of any class or any other equity interest of the Company, or of any securities convertible into or exchangeable for any such shares or other equity interests, or any warrants, options or other rights to purchase or otherwise acquire any such shares or other equity interests, except as (1) permitted under the Bond Documents or (2) any such issuance to (a) the Chargor or (b) the Issuer and provided that any further shares of any class or any other equity interest of the Company, or of any securities convertible into or exchangeable for any such shares or other equity interests, or any warrants, options or other rights to purchase or otherwise acquire any such shares or other equity interests in the Company, issued to the Chargor shall form part of the Secured Assets and, upon any such issuance, the Chargor shall deliver to the Collateral Agent the items listed in Clause 5.1 (Deposit of documents).
12.SECURITY POWER OF ATTORNEY
1.1Appointment and powers
The Chargor, by way of security for the performance of its obligations under this Deed, irrevocably appoints the Collateral Agent and any Receiver severally to be its attorney and in its name, on its behalf and as its act and deed to, when and for so long as the Security constituted by this Deed is enforceable in accordance with Clause 13 (Enforcement of Security), execute, deliver and perfect all documents and do all things which the attorney may (acting in its sole discretion) consider to be required or desirable for:
(a)carrying out any obligation imposed on the Chargor by this Deed but following the expiry of any time period permitted for the performance has failed to do so by the date it was obliged to do (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Secured Assets); or
(b)following the occurrence of an Event of Default, enabling the Collateral Agent exercise, or delegate the exercise of, all or any of the rights, powers and remedies of the Collateral Agent provided by this Deed or by law.
1.2Ratification

TK-905166

The Chargor ratifies and confirms, and agrees to ratify and confirm, whatever any attorney does or purports to do pursuant to its appointment under this Clause 12.
13.ENFORCEMENT OF SECURITY
1.1When security is enforceable
Upon the occurrence of:
(a)an Event of Default;
(b)any event or the receipt by the Collateral Agent of any information or the coming to the attention of the Collateral Agent of any other matter or thing whatsoever which causes the Collateral Agent to reasonably believe (or determine based on the instructions of the Purchaser) that all or any part of the Secured Assets is in danger of seizure, distress or other legal process or that all or any part of the Security created by or pursuant to this Deed is otherwise for any reason whatsoever in jeopardy;
(c)the presentation of an application to the court for the making of an administration order in relation to the Chargor;
(d)the giving of written notice by any person (who is entitled to do so) of its intention to appoint an administrator of the Chargor or the filing of such a notice with the court; or
(e)a request from the Chargor to the Collateral Agent that it exercise any of its powers under this Deed, and in each case, upon the expiration of five (5) days after an Enforcement Notice has been delivered by the Collateral Agent to the Chargor.
1.2Rights and Powers of the Collateral Agent
(a)The Collateral Agent may in its absolute discretion at any time when the Security hereby constituted is enforceable pursuant to Clause 13.1 :
(i)secure and perfect its title to the Secured Assets (including transferring the same into the name of the Collateral Agent or its nominee(s));
(ii)enforce all or any part of the Security created by this Deed (upon such terms and generally in such manner as the Collateral Agent thinks fit) and take possession and hold or dispose of all or any part of the Secured Assets;
(iii)without notice to the Chargor appropriate with immediate effect any of the Secured Assets and apply them (or any proceeds generated by them) in or towards the discharge of the Secured Obligations in such manner as the Collateral Agent may think fit in its absolute discretion, whether such Secured Assets are held by the Collateral Agent or otherwise;
(iv)whether or not it has appointed a Receiver, exercise all or any of the powers, authorisations and discretions conferred by the Law of Property Act 1925 (as varied or extended by this Deed) on chargees and by this Deed on any Receiver or otherwise conferred by law on chargees or Receivers; and
(v)transfer the Shares and Related Rights into the name of the Collateral Agent or such nominee(s) of the Collateral Agent as it shall require.

TK-905166

(b)The enforcement powers of the Collateral Agent under this Deed shall be construed in the widest possible sense and all Parties intend that the Collateral Agent shall have as wide and flexible a range of enforcement powers as may be conferred (or, if not expressly conferred, as is not restricted) by any applicable law.
1.3Appointment of Receiver
(a)At any time when the Security created by or under this Deed is enforceable or if otherwise requested by the Chargor, the Collateral Agent may in writing appoint any person or persons to be a Receiver in respect of the Secured Assets or any part thereof and may remove any Receiver so appointed and appoint another. The Collateral Agent shall be entitled to appoint a Receiver save to the extent prohibited by section 72A of the Insolvency Act 1986.
(b)The power of appointment of a Receiver expressly provided under this Deed shall be in addition to all statutory and other powers of appointment of the Collateral Agent under the Law of Property Act 1925 (as extended by this Deed) and such powers shall remain exercisable from time to time by the Collateral Agent in respect of all or any part of the Secured Assets.
(c)Any Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between the Receiver and the Collateral Agent. The Chargor shall be solely responsible for the payment of the remuneration of any Receiver appointed pursuant to this Deed.
(d)The Receiver shall, for all purposes, be the agent of the Chargor (who shall be solely liable for his acts, defaults and remuneration, unless and until the Chargor goes into bankruptcy or liquidation and thereafter he shall act as principal and shall not become the agent of the Collateral Agent or any other beneficiaries).
1.4Rights and Powers of Receiver
At any time when the Security created by or under this Deed is enforceable, any Receiver appointed pursuant to Clause 13.3 (Appointment of Receiver) shall have the following rights and powers in relation to the Secured Assets in respect of which it is appointed:
(a)all the powers conferred by the Law of Property Act 1925 on mortgagors and on mortgagees in possession and on receivers appointed under that Act;
(b)all the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver);
(c)to secure and perfect its title to the Secured Assets (including transferring the same into the name of the Collateral Agent or its nominee(s));
(d)to take possession of and hold or sell, realise, transfer or otherwise dispose of the Secured Assets (or any of them), at any time and in any way it deems expedient, free from any restrictions and claims. The consideration for any such transaction may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and may be payable or delivered, immediately or deferred, in one amount or by instalments over such period of time as the Collateral Agent or Receiver may think fit. Neither the Collateral Agent nor any Receiver shall be liable for any loss arising out of such sale, realisation or disposal;

TK-905166

(e)without prejudice to any other provision of this Deed, to collect, recover or compromise and give a good discharge for any dividends, interests or other moneys accruing or payable on the Secured Assets (or any of them);
(f)without prejudice to any other provision of this Deed, to exercise all voting and other rights attached to the Shares and Related Rights (or any of them) for any purpose, whether for the winding-up of the Chargor’s affairs or the realisation of all or any part of its assets or otherwise;
(g)to remove the directors of the Chargor and appoint such other persons as directors of the Chargor as the Receiver may decide;
(h)to manage and preserve the Secured Assets (or any of them) and to do (or permit the Chargor or any of its nominees to do) all such things as the Collateral Agent or such Receiver would be capable of doing if it was the absolute beneficial owner of the relevant Secured Assets;
(i)to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to the Secured Assets (or any of them);
(j)to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Chargor or the Secured Assets (or any of them);
(k)to redeem any Security (whether or not having priority to the Security created under this Deed) over the Shares and Related Rights (or any of them), to procure the transfer of that Security to itself and/or to settle the accounts of any person with an interest in the Chargor or the Secured Assets (or any of them);
(l)to raise or borrow money from or incur any other liability to any person either unsecured or on the security of any Secured Asset either in priority to the Security created under this Deed and generally on any terms and for whatever purpose;
(m)to appoint and discharge managers, officers, agents, accountants, and others for the purposes of this Deed upon such terms as to remuneration or otherwise as such Receiver sees fit;
(n)to exercise all the rights which may be exercisable by the registered holder or bearer of the Secured Assets (or any of them) and all other rights conferred on receivers and/or mortgagees by statute or common law;
(o)to do anything else such Receiver may think fit for the realisation and enforcement of the rights under this Deed or which may be incidental to the exercise of any of the rights conferred on the Collateral Agent or such Receiver under or by virtue of any Bond Document to which the Chargor is a party, and other applicable statutory provisions and applicable laws; and
(p)to spend such reasonable sums as is necessary in order to exercise any of the above rights and the Chargor shall pay to the Receiver all sums so spent.
1.5General
(a)For the purposes of determining whether any statutory power has arisen or become exercisable, the Secured Obligations shall be deemed to have become due and payable on the date of this Deed.

TK-905166

(b)The power of sale or other disposal conferred on the Collateral Agent and on the Receiver by this Deed shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Deed.
(c)The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Deed or to the exercise by the Collateral Agent of its right to consolidate all or any of the Security created by or pursuant to this Deed with any other security in existence at any time or to its power of sale.
1.6Contingencies
If the Collateral Agent enforces the Security constituted by or under this Deed at a time when no Secured Obligations are due to it but at a time when amounts may or will become so due, the Collateral Agent may pay the proceeds of any recoveries received by it into an interest bearing suspense account.
1.7No liability as mortgagee in possession
The Collateral Agent shall not be liable to account as a mortgagee or a mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee or mortgagee in possession might otherwise be liable.
1.8Redemption of prior mortgages
At any time when the Security created by or under this Deed is enforceable, the Collateral Agent may, at the sole cost of the Chargor (payable to the Collateral Agent on written demand):
(a)redeem any prior form of Security over any Secured Asset;
(b)procure the transfer of that Security to itself; and/or
(c)settle and pass the accounts of any prior mortgagee, the Collateral Agent or encumbrancer which, once so settled and passed, shall be conclusive and binding on the Chargor.
1.9Right of appropriation
(a)To the extent that the Security created by this Deed constitutes a “security financial collateral arrangement” and the Secured Assets constitute “financial collateral” for the purpose of the Financial Collateral Arrangements (No. 2) Regulations 2003 (the “Regulations”), the Collateral Agent shall have the right on giving prior notice to the Chargor, at any time when the Security is enforceable, to appropriate all or any part of those Secured Assets in or towards discharge of the Secured Obligations.
(b)The Parties agree that the value of the appropriated Secured Assets shall be determined by the Collateral Agent by reference to any publicly available market price or, in the absence of which, by such other means as the Collateral Agent (acting reasonably) may select including, without limitation, an independent valuation. For the purpose of Regulation 18(1) of the Regulations, the Chargor agrees that any such determination by the Collateral Agent will constitute a valuation in a “commercially reasonable manner”.

TK-905166

14.PROTECTION OF THIRD PARTIES
1.1A certificate of an officer or agent of the Collateral Agent to the effect that its power of sale has arisen and is exercisable shall be conclusive evidence of that fact in favour of a purchaser of all or any part of the Secured Assets. Upon receipt of such a certificate, no person (including a purchaser) dealing with the Collateral Agent or its agents has an obligation to enquire of the Collateral Agent or others:
(a)whether the Secured Obligations have become payable;
(b)whether any power purported to be exercised pursuant to the terms of this Deed or otherwise has become exercisable;
(c)whether any Secured Obligations or other monies remain outstanding;
(d)how any monies paid to the Collateral Agent shall be applied; or
(e)the status, propriety or validity of the acts of the Collateral Agent.
1.2The receipt by the Collateral Agent shall be an absolute and conclusive discharge to a purchaser and shall relieve such purchaser of any obligation to see to the application of any monies paid to or by the direction of the Collateral Agent.
1.3In Clauses 14.1 and 14.2, “purchaser” includes any person acquiring for money or money’s worth, any lease of, or Security over, or any other interest or right whatsoever in relation to, the Secured Assets or any of them.
15.SUSPENSE ACCOUNT
All monies received, recovered or realised by the Collateral Agent under this Deed (including the proceeds of any conversion of currency) may in the discretion of the Collateral Agent be credited to any suspense or impersonal account(s) maintained with any bank, building society, financial institution or other person which the Collateral Agent considers appropriate (including itself) for so long as it may think fit pending their application from time to time at the Collateral Agent’s discretion, in or towards the discharge of any of the Secured Obligations and save as provided herein no party will be entitled to withdraw any amount at any time standing to the credit of any suspense or impersonal account referred to above.
16.SUBSEQUENT SECURITY
If the Collateral Agent receives notice of any subsequent Security or other interest affecting all or any of the Secured Assets it may open a new account or accounts for the Chargor in its books. If it does not do so then, unless it gives express written notice to the contrary to the Chargor, as from the time of receipt of such notice by the Collateral Agent, all payments made by the Chargor to the Collateral Agent shall not be treated as having been applied in reduction of the Secured Obligations.
17.PAYMENTS
1.1Currency of account
US$ is the currency of account and payment for any sum due from the Chargor under this Deed.

TK-905166

1.2No set-off by the Chargor
All payments to be made by the Chargor under this Deed shall be calculated and shall be made without (and free and clear of) any deduction, set-off or counterclaim.
18.AMENDMENTS AND WAIVERS
Any provision of this Deed may be amended only if the Collateral Agent and the Chargor so agree in writing.
19.APPLICATION OF PROCEEDS
All moneys received or recovered by the Collateral Agent or any Receiver pursuant to this Deed shall (subject to the claims of any person having prior rights thereto) be applied first in the payment of the costs, charges and expenses incurred in accordance with the Bond Documents and payments made by the Receiver or the Collateral Agent in accordance with this Deed, the payment of the Receiver’s remuneration and the discharge of any liabilities incurred by the Receiver in, or incidental to, the exercise of any of his powers in accordance with this Deed, and thereafter shall be applied by the Collateral Agent (notwithstanding any purported appropriation by the Chargor) in accordance with the terms of the Note Purchase Agreement.
20.GROSS-UP
If the Chargor is compelled by law to make any deduction or withholding from any sum payable under this Deed to the Collateral Agent, the sum so payable by the Chargor shall be increased so as to result in the receipt by the Collateral Agent of a net amount equal to the full amount expressed to be payable under this Deed.
21.STAMP TAXES AND OTHER TAXES
(a)The Chargor shall pay all present and future stamp, registration, notarial and similar taxes or charges which may be payable, or determined to be payable, in connection with the execution, delivery, performance or enforcement of this Deed, the Security contemplated in this Deed or any judgment given in connection therewith.
(b)The Chargor shall indemnify the Collateral Agent and any Receiver on demand against any and all costs, losses, claims or liabilities (including penalties) with respect to, or resulting from, its delay or omission to pay any such stamp, registration, notarial and similar taxes or charges.
22.SET-OFF
The Chargor authorises each Secured Party (but no Secured Party shall be obliged to exercise such right) to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by that Secured Party to the Chargor and apply any credit balance to which the Chargor is entitled on any account with that Secured Party in accordance with Clause 19 (Application of Proceeds) (notwithstanding any specified maturity of any deposit standing to the credit of any such account).
23.MISCELLANEOUS
1.1Certificates and determinations
Any certification or determination by the Collateral Agent of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

TK-905166

1.2Fees and expenses
The provisions of section 6.2 of the Agency Agreement shall apply as if set out herein in full, mutatis mutandis.
1.3Partial invalidity
If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
1.4Remedies and waivers
(a)No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.
(b)The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.
(c)A waiver given or consent granted by the Collateral Agent under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.
1.5No liability
None of the Collateral Agent, its nominee(s) or any Receiver appointed pursuant to this Deed shall be liable by reason of:
(a)taking any action permitted by this Deed; or
(b)any neglect or default in connection with the Secured Assets; or
(c)taking possession or realisation of all or any part of the Secured Assets, except in the case of gross negligence or wilful default upon its part.
1.6Assignment and Transfer
The Chargor may not assign any of its rights or transfer any of its rights or obligations under this Deed. The Collateral Agent may assign or otherwise transfer all or any of its rights and/or obligations under this Deed to any person in accordance with the terms of the Note Purchase Agreement.
1.7Discretion
Any liberty or power which may be exercised or any determination which may be made under this Deed by the Collateral Agent or any Receiver may, subject to the terms and conditions of the Note Purchase Agreement, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

TK-905166

1.8Implied Covenants for Title
(a)The covenants set out in Sections 3(1), 3(2) and 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 will not extend to Clause 3 (Charging Provisions).
(b)It shall be implied in respect of Clause 3 (Charging Provisions) that the Chargor is charging the Secured Assets free from all charges and encumbrances (whether monetary or not) and from all other rights exercisable by third parties (including liabilities imposed and rights conferred by or under any enactment).
24.NOTICES
1.1Communications in writing
Any communication to be made under or in connection with this Deed shall be made in writing and (unless otherwise expressly permitted to be given by telephone or as provided in Clause 24.3(b)) mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by e-mail to the addresses in Clause 24.2.
1.2Addresses
(a)The address, fax number and e-mail address (and the department or officer, if any for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified as follows:
(i)if to the Chargor, to it at [ADDRESS], Attention of [NAME OF CONTACT PERSON] (Email:     ; Telephone No.     );
(ii)if to the Company,
-Promethean World Limited, Promethean House, Lower Philips Road, Blackburn, BB1 5TH.
-Attention: Legal Department;
-Email: Legal@prometheanworld.com With copy to:
-Promethean Inc., 4550 North Point Parkway, Suite 370, Alpharetta, GA 30022
-Attention: Allyson Krause, EVP and General Counsel
-Email: Allyson.Krause@prometheanworld.com
-    888-652-2848.
(iii)if to the Collateral Agent, to Wilmington Savings Fund Society, FSB at 500 Delaware Avenue, Wilmington, DE 19801, Attention of Pat Healy (Email: PHealy@wsfsbank.com).
(b)Any Party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

TK-905166

1.3Delivery
(a)Any communication or document mailed by certified or registered mail or sent by hand or overnight courier service in connection with this Deed shall be deemed to have been given when received.
(b)Unless the Collateral Agent specifies otherwise, any notices and other communications:
(i)sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement);
(ii)posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Clause 24.3(b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(c)In the case of Clauses 24.3(b)(i) and 24.3(b)(ii) above, if such notice, email or other communication is not sent during the recipient’s normal business hours, such notice, email or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.
1.4English language
Any notice or document provided or given under or in connection with this Deed must be in English.
25.RELEASE OF SECURITY
1.1Release
Upon the expiry of the Security Period, the Security created under this Deed shall terminate and the Collateral Agent shall at the request and cost of the Chargor promptly execute and deliver to the Chargor such documents and instruments reasonably requested by the Chargor as shall be necessary to evidence termination of all Security given by the Chargor to the Collateral Agent hereunder subject to Clause 4.3 (Settlements conditional) and without recourse to, or any representation or warranty by, the Collateral Agent or any of its nominees.
1.2Clawback
If the Collateral Agent considers that any amount paid or credited to it is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Chargor under this Deed and the Security constituted by it will continue and such amount will not be considered to have been irrevocably discharged.
26.COUNTERPARTS
This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

TK-905166

27.GOVERNING LAW
This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
28.JURISDICTION
The parties to this Deed shall submit all disputes arising under this Deed to arbitration in New York, New York before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties. No party hereto will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit a party’s right to obtain an injunction for a breach of this Deed from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator fully adjudicates the dispute.

IN WITNESS WHEREOF this Deed has been executed and delivered as a deed on the date given at the beginning of this Deed.

TK-905166

SCHEDULE 1 SHARES

Name of Chargor which holds the shares	Name of company issuing shares	Number and class of shares
[eLMTree]	Promethean World Limited	[●]3

3 To be provided at closing.

TK-905166

EXECUTION PAGE TO THE SHARE CHARGE

THE CHARGOR

Executed and Delivered as a Deed by    )
[ELMTREE]    )
acting by:    )
Director

Signature of witness Name:
Address:
Occupation:

[Signature Page to Share Charge]

THE COLLATERAL AGENT

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Agent
By:	[⚫]
Name:
Title:

[Signature Page to Share Charge]

EXHIBIT D
FORM OF GUARANTY

G-1

167606.01D-BEISR01A - MSW

sf-5453963

GUARANTY

This GUARANTY (this “Agreement”), dated as of [DATE], is made by and among Promethean World Limited, a company incorporated in England and Wales (the “Guarantor”) and Wilmington Savings Fund Society, FSB, a federal savings bank organized under the laws of the United States, as collateral agent for the Secured Parties (as defined below) (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, Gravitas Education Holdings, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), has entered into a Senior Secured Convertible Note Purchase Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note Purchase Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement).
WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Note Purchase Agreement.
WHEREAS, it is a condition precedent to the purchase of the Note by the Purchaser pursuant to the Note Purchase Agreement that the Guarantor shall have executed and delivered this Agreement.
NOW, THEREFORE, in consideration of the premises and in order to induce the Purchaser to purchase the Note under the Note Purchase Agreement, the Guarantor hereby agrees as follows:

ARTICLE I
Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral Agent” has the meaning set forth in the Preamble hereof.
“Company” has the meaning set forth in the Preamble hereof.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.
“Excluded Taxes” means any of the following Taxes, imposed on or with respect to any Recipient or required to be withheld or deducted from a payment made to any such Recipient under this Agreement, (a) Taxes imposed on or measured by net income (however denominated), and franchise Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or conducts business or in which its principal office is located, or (ii) that are Other Connection Taxes, and (b) any Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Note Purchase Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” has the meaning set forth in the Preamble hereof.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 6.03.

2

ny-2524936

“Obligations” has the meaning specified in Section 2.01.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between the Recipient and the jurisdiction imposing the Tax (other than a connection arising from the execution, delivery, becoming a party to, or enforcement of, or performance under, receipt of payments under, perfecting a security interest under, or engaging in any other transaction pursuant to any Bond Document, or from the sale or assignment of an interest in any Note issued pursuant to the Note Purchase Agreement).
“Other Taxes” means any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made by the Guarantor hereunder or from the execution, delivery or enforcement or registration of, or performance under, or from the receipt or perfection of a security interest under or otherwise with respect to this Agreement or any other Bond Document.
“Post-Petition Interest” has the meaning specified in Section 2.01(a).
“Purchaser” means the Purchaser of the Note pursuant to the Note Purchase Agreement and each of its transferees.
“Recipient” means the Purchaser and the Collateral Agent.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.
“Secured Parties” means the Collateral Agent and the Purchaser, together with their respective successors, assigns, and transferees.
“Subordinated Obligations” has the meaning specified in Section 4.01(b).
“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings (including backup withholding) imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.
“Termination Date” has the meaning specified in Section 6.05.
“Withholding Agent” means the Company, the Guarantor and the Collateral Agent.

3

ny-2524936

ARTICLE II
Agreement to Guarantee Obligations

Section 2.01 Guaranty. The Guarantor, hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,
(a)the due and prompt payment by the Company of:
(i)the principal of and premium, if any, and interest at the rate specified in the Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Post- Petition Interest”)), when and as due, whether at scheduled maturity, the date set for prepayment, by acceleration or otherwise, and
(ii)all other monetary obligations of the Company to the Secured Parties under the Bond Documents, when and as due, including fees, costs, expenses (including, without limitation, the fees and expenses of counsel incurred by the Collateral Agent or any other Secured Party in enforcing any rights under this Agreement or any other Bond Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); and
(b)the due and prompt performance of all covenants, agreements, obligations and liabilities of the Company under or in respect of the Bond Documents;

all such obligations in subsections (a) and (b), whether now or hereafter existing, being referred to collectively as the “Obligations”. The Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed or otherwise modified (provided that prior notice is provided to the Guarantor).

Section 2.02 Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Obligations of the Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to this Agreement.

Section 2.03 Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise.

4

ny-2524936

ARTICLE III
Guaranty Absolute and Unconditional; Waivers

Section 3.01 Guaranty Absolute and Unconditional; No Waiver of Obligations. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Bond Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The Obligations of the Guarantor hereunder are independent of the Obligations of the Company or any other party under any Bond Document. A separate action may be brought against the Guarantor to enforce this Agreement, whether or not any action is brought against the Company or any other party under any Bond Document or whether or not the Company or any other party under any Bond Document is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:
(a)any illegality or lack of validity or enforceability of any Obligation or any Bond Document or any related agreement or instrument;
(b)any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of any other party under any Bond Document, or any rescission, waiver, amendment or other modification of any Bond Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise;
(c)any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Obligations;
(d)any manner of sale, disposition or application of proceeds of any collateral encumbered pursuant to the Share Charge Agreement or any other collateral or other assets to all or part of the Obligations;
(e)any default, failure or delay, willful or otherwise, in the performance of the Obligations;
(f)any change, restructuring or termination of the corporate structure, ownership or existence of any party under any Bond Document or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any Obligation;
(g)any failure of any Secured Party to disclose to any party under any Bond Document any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other party to any Bond Document now or hereafter

5

ny-2524936

known to such Secured Party; the Guarantor waiving any duty of the Secured Parties to disclose such information;

6

ny-2524936

(h)the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Obligations;
(i)the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Bond Document or otherwise;
(j)any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Company against any Secured Party; or
(k)any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Notes or any existence of or reliance on any representation by any Secured Party that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any party under any Bond Document.

Section 3.02 Waivers and Acknowledgements.
(a)The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.
(b)The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto.
(c)The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations of the Guarantor hereunder.
(d)The Guarantor acknowledges that the Collateral Agent may, at its election and without notice to or demand upon the Guarantor, foreclose on any Collateral or other collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company or exercise any other right or remedy available to it against the Company, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid in full or collateralized in full in cash. The Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of the Guarantor against the Company or guarantor or any other collateral.

7

ny-2524936

ARTICLE IV
Guarantor Rights of Subrogation, Etc.

Section 4.01 Agreement to Pay; Subrogation, Subordination, Etc.
(a)Without limiting any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor, if the Company fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor agrees to promptly pay the amount of such unpaid Obligations to the Collateral Agent or such other Secured Party in cash. Upon payment by the Guarantor of any sums to the Collateral Agent or such other Secured Party as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Company shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations. In addition, any indebtedness of the Company now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If after the occurrence and during the continuance of an Event of Default, any payment shall be paid to the Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Company, such amount shall be held in trust for the benefit of the Secured Parties, segregated from other funds of the Guarantor, and promptly paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due, in accordance with the terms of the Bond Documents.
(b)The Guarantor hereby subordinates any and all obligations owed to it by the Company (the “Subordinated Obligations”) to the Obligations to the extent provided below:
(i)After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against the Company under any Debtor Relief Law), the Guarantor shall not accept, demand or take any action to collect any payment on the Subordinated Obligations without the prior written consent of the Collateral Agent (acting at the direction of the Required Holders).
(ii)The Guarantor agrees that the Secured Parties shall be entitled to receive full payment in cash of all Obligations (including Post-Petition Interest) in any proceeding under any Debtor Relief Law against the Company before the Guarantor receives any payment on account of any Subordinated Obligations.
(iii)After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against the Company under any Debtor Relief Law), the Guarantor shall collect, enforce and receive payments on the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Collateral Agent on account of the Obligations (including Post Petition Interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of the Guarantor under this Agreement in any respect.

8

ny-2524936

(iv)After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against the Company under any Debtor Relief Law), the Collateral Agent is authorized and empowered (but not obligated), in its discretion, (x) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount so received to the Obligations (including Post Petition Interest), and (y) to require the Guarantor (A) to collect and enforce and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Collateral Agent for application to the Obligations (including Post Petition Interest).

ARTICLE V
Representations and Warranties; Covenants

9

ny-2524936

that:

Section 5.01    Representations and Warranties. The Guarantor represents and warrants

(a)There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.
(b)The Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Bond Document to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Company.
(c)Attached hereto as Exhibit A is a true and correct copy of the resolutions of the board of directors of the Guarantor authorizing the incurrence by the Guarantor of its obligations hereunder and the execution and delivery of this Agreement.

Section 5.02 Covenants. The Guarantor covenants and agrees that, until the Termination Date, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Bond Documents that are required to be observed by the Guarantor.

ARTICLE VI
Miscellaneous

Section 6.01    Taxes.
(a)For purposes of this Section, the term “applicable law” includes FATCA.

10

ny-2524936

(b)Any and all payments by the Guarantor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If the Guarantor or Withholding Agent is required by applicable law (as determined in the good faith discretion of the Guarantor or Withholding Agent) to deduct or withhold any Taxes from such payments, then: (i) if such Tax is an Indemnified Tax, the amount payable by the Guarantor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the applicable Recipient receives an amount equal to the amount it would have received had no such deduction or withholding been made, and (ii) the Guarantor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(c)In addition, the Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Collateral Agent timely reimburse it for the payment of, any Other Taxes.
(d)The Guarantor shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) paid or payable by the Recipient on or with respect to an amount payable by the Guarantor under or in respect of this Agreement (or required to be withheld or deducted from any such amount paid to the Recipient), together with any reasonable and documented expenses arising in connection therewith and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from such Recipient (or by the Collateral Agent on its own behalf or on behalf of any Recipient) as to the amount of such payment or liability delivered to the Guarantor shall be conclusive absent manifest error.
(e)Promptly after any payment of Indemnified Taxes (including Other Taxes) by the Guarantor to a Governmental Authority pursuant to this Section, the Guarantor shall deliver to the Collateral Agent the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Collateral Agent.
(f)Any Recipient that is entitled to an exemption from, or reduction in the rate of, the imposition, deduction or withholding of any Indemnified Taxes with respect to payments hereunder shall deliver to the Guarantor and the Collateral Agent, at the time or times reasonably requested by the Guarantor or the Collateral Agent, such properly completed and duly executed documentation reasonably requested by the Guarantor or the Collateral Agent as will permit such payments to be made without imposition, deduction or withholding of such Indemnified Taxes or at a reduced rate. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and delivery of such documentation shall not be required if in the Recipient’s reasonable judgment the completion, execution or delivery of such documentation would materially prejudice the legal or commercial position of such Recipient or subject such Recipient to any material unreimbursed cost or expense.

11

ny-2524936

12

ny-2524936

(g)If a payment made to a Recipient hereunder would be subject to US federal withholding Tax imposed under FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA, such Recipient shall deliver to the Guarantor and the Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by the Guarantor or the Collateral Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by the Guarantor or the Collateral Agent as may be necessary for the Guarantor and the Collateral Agent to comply with their obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Guarantor or with respect to which the Guarantor has paid additional amounts pursuant to this Section, it shall pay over such refund (or the amount of any credit in lieu of refund) to the Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Section with respect to the Taxes giving rise to such refund or credit in lieu of refund), net of all Taxes and out- of-pocket expenses of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of refund), provided that Guarantor, upon the request of such indemnified party, agrees to repay the amount paid over (plus any interest, penalties or other charges imposed by the relevant Governmental Authority) to such indemnified party in the event such indemnified party is required to repay such refund or credit in lieu of refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to the Guarantor pursuant to this paragraph if the payment of such amount would place such indemnified party in a less favorable net after-Tax position than it would have been in if the Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this paragraph shall be construed to require any indemnified party to make available to the Guarantor or any other Person its tax returns or any other information relating to its taxes that it deems confidential.
(i)Each party’s obligations under this Section 6.01 shall survive the replacement or resignation of the Collateral Agent or the replacement of or any assignment of rights by a Secured Party, the repayment, discharge or satisfaction of all obligations under any Bond Document.

Section 6.02 Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor and the Collateral Agent in accordance with Article VIII of the Note.

Section 6.03    Indemnification.

13

ny-2524936

14

ny-2524936

(a)The Guarantor hereby agrees to indemnify and hold harmless the Collateral Agent (and any sub-agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Guarantor or any other party to any Bond Document) other than such Indemnitee and its Related Parties arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of the Company, or any other party to any Bond Document, enforceable against such party in accordance with their terms, whether brought by a third party or by the Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by the Guarantor or any other party under any Bond Document against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Bond Document, if the Guarantor or such party to any Bond Document has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.
(b)To the fullest extent permitted by applicable law, the Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Bond Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Bond Documents or the transactions contemplated hereby or thereby by unintended recipients.
(c)All amounts due under this Section shall be payable /not later than thirty (30) days after demand therefor.
(d)Without prejudice to the survival of any other agreement of the Guarantor under this Agreement or any other Bond Documents, the agreements and obligations of the Guarantor contained in Section 2.01 (with respect to enforcement expenses), Section 2.03, Section 6.01 and this Section shall survive termination of the Bond Documents and payment in full of the Obligations and all other amounts payable under this Agreement.

Section 6.04    Notices.

15

ny-2524936

16

ny-2524936

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by e-mail as follows:
(i)If to the Company:
-Gravitas Education Holdings, Inc.
-3/F, No. 28 Building, Fangguyuan Section 1, Fangzhuang, Fentai District, Beijing, the PRC,
-Attention: Xin Fang (Email: ).
(ii)If to the Guarantor:
-Promethean World Limited, Promethean House, Lower Philips Road, Blackburn, BB1 5TH.
-Attention: Legal Department;
-Email: Legal@prometheanworld.com With copy to:
-Promethean Inc., 4550 North Point Parkway, Suite 370, Alpharetta, GA 30022
-Attention: Allyson Krause, EVP and General Counsel
-Email: Allyson.Krause@prometheanworld.com
-    888-652-2848.
(iii)If to the Collateral Agent:
-Wilmington Savings Fund Society, FSB
-500 Delaware Avenue, Wilmington, DE 19801
-Attention: Pat Healy, Senior Vice President (Email: PHealy@wsfsbank.com;).
Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received.
(b)Electronic Communications. Unless the Collateral Agent specifies otherwise, (i) notices and other communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received

17

ny-2524936

upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause

18

ny-2524936

(i) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (i) and (ii) above, if such notice, email or other communication is not sent during the recipient’s normal business hours, such notice, email or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.
(c)Change of Address, Etc. Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

Section 6.05 Continuing Guaranty; Transfers of the Note. This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the latest of (x) the payment in full in cash of the Obligations and all other amounts payable under this Agreement and (y) the Maturity Date (as defined in the Note) (the “Termination Date”), (ii) be binding on the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Secured Parties and their successors and assigns. The Guarantor shall not assign its rights hereunder or any interest herein without the prior written consent of the Collateral Agent.

Section 6.06 Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Bond Documents, and any separate letter agreements with respect to fees payable to the Collateral Agent, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.07 Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the New York (without regard to principles of conflicts of law).

Section 6.08 Arbitration. The parties to this Agreement shall submit all disputes arising under this Agreement to arbitration in New York, New York before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the State of New York. No party hereto will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit a

19

ny-2524936

20

ny-2524936

party’s right to obtain an injunction for a breach of this Agreement from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator fully adjudicates the dispute.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantor: PROMETHEAN WORLD LIMITED
By Name: Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as collateral agent
By Name: Title:

21

ny-2524936

EXHIBIT A

Authorizing Resolutions of Guarantor

22

ny-2524936